Exhibit 10.4

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with
“[***]” to indicate where omissions have been made.

STATEMENT OF WORK #4

This Statement of Work #4 (“SOW”) is entered into as of the 15th day of March, 2019 (the “SOW Effective Date”) by and between Collegis, LLC, a Delaware limited liability company (“Collegis”) and Rasmussen College, LLC, a Delaware limited liability company (“Rasmussen”) in accordance with and subject to the terms of the Third Amended and Restated Information Technology Services Agreement between the parties dated October 1, 2016 (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the parties desire to execute this SOW to govern the management of information services from the SOW Effective Date through the Term, as that term is defined in Exhibit B hereto, and this SOW shall supersede the Statement of Work #3 dated October 1, 2016 as of the SOW Effective Date.

NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

1.Scope of Services.

1.1This SOW describes the Information Technology Services that Rasmussen receives from Collegis as further defined below (“Services”). The Services include only what is expressly described herein and only apply to those products and services identified herein, including those described in any Exhibits or Schedules attached hereto. Any service outside the scope of this SOW is subject to the Service Change Process in accordance with Section 11 herein and Section 2.2 of the Agreement. For avoidance of doubt, Collegis hereby agrees and acknowledges that the Services to be provided hereunder do and shall include all Services of the type and/or substance previously provided by Collegis to Rasmussen under the Agreement. Collegis shall perform the Services in a manner consistent with specific, written and reasonable guidance and direction provided by Rasmussen from time to time; provided that any such guidance and direction is consistent and not in conflict with the express terms of the Agreement and this SOW.

1.2Hours of Coverage. Collegis’ staffed hours of operation for Level 1 – Personal Support Services are 24/7; and Level 2 – Central Office Services are Monday - Friday, 8 AM to 5 PM Central Standard time; and Level 2 – Central Office and Campus support is 8 AM to 5 PM local time, excluding holidays (“Hours of Coverage”). The Personal Support Center (“PSC”) will engage Level 2 resources after hours for service impacting events. Level 2 – Central Office Services are Data Center, Network, and Application/Platform Support services.

1.3Language Supported. The language supported will be English.

2.Student Learning Support Services. Student Learning Support Services is comprised of Data Center Services, Learning Management System (“LMS”) Services, Network and Voice Services, and Personal Support Center Services as described below.

IT Statement of Work #4

2.1.Data Center Services. Collegis will provide Rasmussen data center facilities necessary to support the Rasmussen application portfolio and business, including, but not limited to, voice, network, infrastructure, monitoring, backup and recovery.

a.Hosting. Hosting services include a physically secured data center space, including power and environmental control, rack space, and network bandwidth.

b.Data Center Network.

i.Internet. An internet connection is provided with Collegis- managed firewalls for all external facing applications.

ii.MPLS (WAN) Connection. Dedicated connections are provided for internal facing applications. These connections are shared by Collegis clients.

iii.General. Public IP addresses are provided for all websites and NAT (network address translation) configuration for all existing servers on the firewalls. SSL certificate management and renewals is provided.

c.Virtualization and Storage Environment. The server and data storage environments are shared resources that leverage host virtualization and SAN storage technologies. The virtualization hypervisor and SAN storage will be configured for high availability.

d.Monitoring Services. The application environments will be monitored using Collegis’ monitoring services. The environments are monitored for up/down, disk space, CPU/Memory usage, and network latency. Web based applications will have an HTTP response check for up/down and page load time. Critical alarms for service down situations are responded to 24/7 through the PSC Services Level 2 escalation process.

e.Backup and Restore. Backup and restore services for the data center are performed daily on production servers and servers that have been specifically requested. All backups are moved off-site daily. Restoration time is custom and determined based on the size of the data set, dependencies on system state, and system restoration point. Backups are retained for [***] days. Restore services are limited to data that has been backed-up by this service.

f.DNS (Domain Name Services). Collegis will provision, configure, and publish DNS and manage procurement and annual renewal of domains. Rasmussen and Collegis will perform an annual review of all DNS names to be renewed or retired where appropriate. Rasmussen will be invoiced annually for active domain names.

g.URL Redirection. Current URL’s will be maintained, including redirection.

h.Operating System Management. Operating System Management includes administration, patching, and security configuration of all servers

2	IT Statement of Work #4

provisioned and managed for Rasmussen by Collegis. Software applications installed on the server are considered separate from the Operating System.

i.Anti-Virus Services. Anti-Virus software will be included in the standard configuration of Windows operating systems. Anti-virus updates will be provided in accordance with software vendor deployment. Rasmussen agrees to require employees to leave anti-virus enabled on all systems.

2.2Learning Management System Services. Collegis will provide operations and support services for the LMS as defined in Schedule 3 in the areas of Course Administration, Course Production, and System Administration.

i.Course Administration.

1.Course Creation. Collegis shall provide [***] hours annually for consulting services provided towards the design, development, and deployment of competency-based education (“CBE”), Taskstream, Alternative Credentials, and similar programs and projects; provided that any other consulting services for or relating to any CBE programs and/or projects shall only be pursuant to a Change Order, and the remainder of this SOW shall not otherwise apply to CBE programs and/or projects. A course will be created in the LMS from the master course data, including course cloning, from data provided by Rasmussen within the Student Information System (“SIS”) defined in Schedule 3. Courses cloned must be designed by the Rasmussen Instructional Designer (“ID”) and built by the Collegis Production team. The Collegis LMS Administrator will release the courses two (2) weeks prior to the term start. Corrections or issues identified by the instructor and reported to the PSC are routed to the Rasmussen Maintenance, Revision, and Improvement (“MRI”) team for review. The MRI team will collaborate with the LMS team to perform any changes and/or corrections. The LMS Administrator will make the requested changes and reclone the course. Courses that are not ready for release two (2) weeks prior to the term start due to a delay in the development process outside of Collegis’ control will not have the full two (2) week faculty review cycle. Issues identified within the late courses will be addressed on a best effort basis. The types of courses provided are: Faculty/Staff Training, Term Courses, Orientations, Assessments, and Resource Centers. The Faculty/Staff Training courses are created on an as needed basis. Cloning and enrollments are included with a [***] week lead time. The types of courses run are based on the campus schedule. Course and term lengths will follow the below chart:

3	IT Statement of Work #4

[***]

Changes in the term weeks will be subject to the Service Change Process. Courses are created three (3) weeks before the term start. Faculty is enrolled two (2) weeks before the start of the term, and students are enrolled the weekend before the start. Orientations are run four (4) weeks prior to the term start. Students are enrolled as needed up to the start of the term. Rasmussen will release the term’s final course data in the SIS no later than three (3) weeks from the start of the term in order for the courses to be available for faculty access two (2) weeks before the start of a term. In circumstances where the standard timeline cannot be met, Collegis and Rasmussen will meet to determine the requirements and best course of action. Course creation requests not submitted through the SIS will be subject to the Service Change Process.

ii.Enrollments. The SIS is the system of record for all enrollments. Faculty course section assignments will be created in the SIS and faculty (i.e., instructors, teaching assistants, and observers) are enrolled into sections as needed. Students are enrolled through a SIS/LMS integration. If Rasmussen requests custom enrollment procedures, the request may be subject to the Service Change Process. Collegis will respond within [***] hours on business days for emergency enrollments and replacements. Faculty course section assignments will be created in the SIS no later than [***] weeks from the start of the term and student enrollment will be created in the SIS no later than [***] days from the start of the term. In circumstances where the standard timeline cannot be met, Collegis and Rasmussen will meet to determine the requirements and best course of action. Late submissions, late changes, and certain courses not in the SIS are exceptions to this enrollment process and will be handled manually. Manual intervention is resource intensive and must be kept to a minimum. Collegis will provide [***] hours per term to resolve enrollment issues of this nature.

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iii.Cisco WebEx. Collegis will provide access to Cisco WebEx and manage issues reported to the PSC. Collegis will attempt to resolve the issue before escalating to the vendor. Issues escalated to the vendor will be managed in accordance with the vendor’s Service Level Agreement. Faculty and staff members’ access will be administered and managed. Rasmussen is responsible for providing a list of staff and faculty requiring access. Any increase in the scope beyond the current faculty and staff is subject to the Service Change Process. Licensing, platform usage, and audio usage fees for Cisco WebEx are and will remain the financial responsibility of Rasmussen. Collegis will assist with providing information and guidance towards optimizing the usage fees. Rasmussen will be responsible for implementing policies that govern the usage of Cisco WebEx.

iv.Integrations. For the Learn LMS, account creation, course creation and enrollments are managed through an integration framework called ‘SIS Framework’. The Rasmussen Learn instance integrations are currently manually run by the LMS Engineering team.

b.Course Production. Collegis will provide production services for the production of graphic and media elements and the assembly of courses inside the LMS based on content generated and developed by the Rasmussen Development team. Timelines defined below are dependent upon Rasmussen delivering required information within the required timelines. Information and materials delivered outside of the timelines will impact Collegis’ ability to perform as defined below; any course materials to be provided by Rasmussen that are delivered to the Collegis production time after the agreed-upon scheduled delivery dates will be considered custom work and will be billed against Block Hours. In circumstances where the standard timeline cannot be met, Rasmussen and Collegis will meet to determine the requirements and best course of action.

i.New Course Production. Course Production services will be provided for new or redeveloped courses designed by the Rasmussen Development team. For each development round, course production will be limited to a total of [***] 11-week online courses or a combination of courses that are the equivalent course production workload of [***]11-week online courses. Collegis designed course content map templates will be completed by the Rasmussen ID and Collegis will convert the maps to a full course in the LMS. Course content includes content pages with links to PowerPoint presentations, Word documents, videos, media, quizzes, assignment submission areas, course discussion areas, and any additional activities found within the LMS and specified by the ID in the course content map. Each term, the courses will be prepared for cloning by the LMS Production team. In Blackboard, this includes setting weekly release dates. Recurring course preparation items that must be done manually will be considered custom work and are subject to the Service Change Process (e.g., recreating TurnItIn Drop Boxes). Quizzes must be delivered using Respondus or in Respondus importable format. Quizzes delivered in any other format will be considered custom work and are subject to the Service Change Process. If available, PDF files of the first three (3) weeks of required readings from a textbook will be added to the course.

ii.Multimedia Creation. The Collegis Production team creates multimedia elements from requirements outlined in the media storyboards developed by the Rasmussen ID team. Media that was not designed by the ID team may be considered custom work and subject to the Service Change Process. Multimedia activities are limited to [***] hours per quarter. If Rasmussen requests multimedia activities in excess of these limits, Collegis and Rasmussen will mutually agree on a method to increase capacity and funding of any additional costs.
iii.Course Updates. Production services will be limited to a total of 100 hours per quarter. The Rasmussen MRI team and the Collegis Course Production team will mutually develop a process to track against the allocated hours per quarter. Production services will include the updating, changing, or editing of course content, including text, images or media, and assessments. Course update requests that will require Collegis Course Production team work beyond the allocated 100 hours per quarter are subject to the Service Change Process. All course updates must be delivered by the Rasmussen Development team in the form of a standard update template containing all information needed for successful completion of the update.

iv.Forecasting and Scheduling. Rasmussen will provide a forecast of courses planned for development, including the residential lab components, if applicable. The forecast will project four (4) quarters in advance and will be updated quarterly. Placeholder names may be used for courses not yet determined. Four (4) weeks prior to the start of development for each quarter, Rasmussen’s ID team liaison will schedule a meeting with the Collegis Course Production team to review the proposed schedule.

v. Additional Production Requests. Course production requests that fall outside of the Course Development process or Rasmussen’s MRI team will be escalated to Rasmussen’s ID team liaison to determine whether the request should be prioritized and submitted through the Course Development process.

vi.On Time Delivery of Content. For new or redeveloped courses, complete course content will be delivered to the Collegis Production team at one of three quarterly drop dates. The drop dates are the Friday of weeks 7, 8, and 9 of the academic quarter. Approximately one-third of courses will be delivered at each drop date. Delivery of fewer than [***] courses at either of the first two (2) drop dates will be considered custom work and subject to the Service Change Process. Course content that is delivered past the final drop date is not guaranteed to be produced in time for the term start. All course updates must be delivered by week 10 of the academic quarter to guarantee that the work is completed in time for the next academic quarter. For standard online courses, the courses will be delivered within [***] business days.

vii.Policy Changes. Rasmussen will notify Collegis of any changes to the policies defined on the syllabi in the online courses at least eight (8) weeks prior to the start of the term in which the new policies go into effect. The new policies must be provided to Collegis in full and final form in a Word document.

viii.Post Production. The Collegis Production team simultaneously produces the course and a demo of the course in the LMS. Prior to cloning the individual sections and enrolling students, Rasmussen will review the built course within [***] days of course production. The Rasmussen ID assigned to the course will coordinate the implementation of any changes with the Collegis Production team. The changes to the courses at this point are limited to typos or other minor errors or an element of the course not working properly as originally designed. At this point, the addition of content or redesign of course elements would be subject to the Service Change Process. Course cloning will begin after Rasmussen signs-off and approves the master course.

ix.Communication. Collegis will produce and distribute a weekly status report detailing the status of all course production and course update activities.

x.Custom Reporting from LMS. Collegis understands that custom reports are sometimes needed to investigate issues within the system or to inform business decisions based on data only available in the LMS. In such cases, Collegis will provide Rasmussen with [***] non-accruable hours per month to aid in the creation of custom queries to facilitate information gathering. Cumulative requests that exceed the [***] hour per month allocation will be charged to Block Time (as defined below).

xi.Video. Collegis generated video activities are limited to [***] hours per quarter, including pre-production, production, and post-production. Video requirements in excess of these limits are considered custom work and subject to the Service Change Process. If video is requested, the Subject Matter Expert (“SME”) will create the script with consultation from the Rasmussen ID and the Collegis Audio/Visual Production team. If requested, Collegis may acquire the proper talent to act in the video, secure a location to film the video, and obtain release forms from all talent used in the videos. Collegis will provide a camera operator and the necessary equipment to film the video. Collegis will edit the video to align with the script and add required title screens or bumpers. For SME generated video, if requested, Collegis will edit the video to add title screens or bumpers. Collegis will upload the video to the streaming media server (defined in Schedule 3) and provide access to the video and the html code to embed the video in the course. Standard video services include in-house talent, filming in Oak
Brook, IL, and use of current equipment. Requirements or requests outside of these standards may incur additional costs. Collegis will fund the additional costs up to the amount set in the annual budget setting process. Investment requirements will be evaluated on a case by case basis prior to incurring any costs. The media server is a Collegis shared resource; therefore, Rasmussen will not be provided direct access to the server. Collegis will provide the video at the request of Rasmussen. Incorporation of MediaSpace technology (as defined in Schedule 3) into courses is restricted to the courses listed in Schedule 5, Table 4. The use of this technology in additional courses will require additional funding and will be managed through the Project and Portfolio Governance Process.

c.LMS System Administration.

i.Activities. All LMS hosted by Collegis may be updated with application service packs and patches (when available) provided by the LMS provider. Enhancements and upgrades will be evaluated and applied as agreed between Rasmussen, Collegis, and the application supplier. The updates will be downloaded to a development environment and compared to the current installed base. Any local customizations will be identified and carried forward to the updated environment. Nightly application maintenance will be performed to remove web and file server temporary files, session log aggregation and truncation, and perform application restarts.

ii.Tier 3 LMS Support. The Collegis LMS Engineering team provides support services for the resolution of incidents as escalated from Rasmussen. Mass emails and public announcement services may be provided for technology related incidents. Course restorations will be provided from backup. A restoration usually begins the day of the request, but may take longer depending on the circumstances, given the event is less than [***] days in the past. Backups are retained for [***)] days; therefore, any request more than [***] days after an event cannot be restored. Dispute investigations will provide comprehensive reporting on student activity in a course or in the systems, including messages sent between faculty and students and exam submissions. If a course restore is required to complete the investigations, notification time since the event will impact the time required to complete the investigation.

iii.Third Party Integrations. Collegis provides support for existing third party integrations as listed in Schedule 5, Table 5. While Collegis will make all best efforts to work with these providers to facilitate the resolution of any issues experienced by the Rasmussen user community, Collegis is not ultimately responsible for these external services and cannot be held accountable if said services are unavailable.

d.File Storage and Distribution. Course files uploaded and stored in the LMS are restricted to a maximum of [***]GB. Faculty uploaded files are restricted to [***] MB.

2.3Network and Voice Services. Collegis will provide network and voice infrastructure between Rasmussen Central Offices, data centers, and Campuses (as defined in Schedule 1) consistent with current designs.

a.Network. Network services include management and monitoring of all bandwidth, routers, switches, connectivity, and related devices. This network infrastructure is shared by Rasmussen, Collegis, and Collegis clients.

i.Internet. Internet access is provided for the Central Offices and Campus locations with active monitoring and management.

ii.MPLS. MPLS (WAN) connectivity is provided at the Central Offices and Campus locations with active monitoring/management and capacity as defined in Schedule 4, Table 5. Any increase in capacity will be subject to the Service Change Process. Rasmussen is responsible for the monthly datacom service fees and applicable taxes for the MPLS (and Internet where applicable) circuits at each Campus location. Rasmussen is responsible for the monthly datacom service fees and applicable taxes for the Maitland, Twin Cities, and Oak Brook Central Office locations on an agreed-upon allocation basis. Collegis may invoice Rasmussen for these fees as a pass-through charge.

iii.Wireless. Wireless connectivity is provided for the Central Offices and Campus locations. A private SSID with appropriate security will be used by Rasmussen staff; a public SSID will be provided for student and guest access and will provide restricted access to the Internet.

b.Voice. Voice services include management of voice and phone hardware, software, provisioning of services and 800 numbers, configuration of systems, and contract/billing services with providers. Rasmussen is responsible for the monthly telecom service fees and applicable taxes for voice circuits, toll-free fees, long distance fees, and audio conferencing fees associated with Rasmussen employee and Campus and Central Office usage of telecom services. Rasmussen is responsible for the monthly telecom service fees and applicable taxes for the Maitland, Twin Cities, and Oak Brook Central Office locations on an agreed-upon allocation basis. Collegis may invoice Rasmussen for these fees as a pass-through charge.

i.Voice Hardware. Collegis will procure handsets and accessories for voice services according to the Voice Products listed in Schedule 1, Table 4.4. A dedicated extension and a 2 button handset are standard equipment. Rasmussen will own and fund the asset and be responsible for any purchasing and licensing costs incurred by Collegis upon approval and prior to procurement.

ii.Provisioning and Configuration Management. Collegis will provide management services for routers, call recording usage, DSP resources, and DID. Collegis will provide voice gateway configurations and call flows to support program requirements subject to the capabilities of the system. Any changes to configurations, call flows, or dial plans will be considered MOVE/ADD/CHANGE activity. Phone configuration, support, and testing are provided in accordance with the new hire support as defined in Section 4.1.h.

iii.Voice System Maintenance. Maintenance activities for voice services include system reboots, installation of patches and upgrades, and management of local numbers (DID) and toll free numbers. Collegis will provide coordination and management of any third party vendors providing voice services.

iv.Voice Mail. Rasmussen staff and faculty members will be provided with voice mail services. Voice mails are stored within the email system and subject to email data services in accordance with Section 4.2.

v. Call Recordings. Software licensing and recording capabilities are provided for admissions, student services, financial aid, and the central reception team. Collegis will provide administration and configuration of the recording system. Recordings are retained for [***]. Each recorded extension, as designated by Rasmussen, requires a license. The quantity of licenses allocated to Rasmussen is defined in Schedule 4, Table 2. Additional licenses will be funded by Rasmussen. Desktop software, if required, for managing recordings is included.

vi.Audio Conferencing. Collegis provides audio conferencing services through a third party audio conferencing provider. Each Rasmussen staff member authorized to host audio conferences will be assigned a unique pin. Collegis will manage the assignment, reassignment, and decommissioning of conference numbers. The cost of usage of third party audio conferencing services is paid directly by Rasmussen to the vendor. Rasmussen will notify Collegis of numbers to be de-provisioned.

vii.Video Conferencing. Video conferencing for Central Office locations is provided through the technology installed in the conference rooms as defined in Schedule 1, Table 4.2. Any changes or move requests for Video Conferencing will be requested through the PSC. A web based video conferencing solution is provided, including support and access administration.

viii.Electronic Fax. Collegis provides electronic fax services to Rasmussen. Additions and modifications to fax numbers will be processed through the PSC.

ix.Call Reporting. The capability to provide reports on the call data by agent per day is provided. Collegis will provide training materials and assistance to Rasmussen authorized users. Rasmussen authorized users are responsible for creating and producing any required reports.

x.International Calling. International calling capabilities may be enabled on employee phones on a per request basis. International calls may experience call quality issues due to telecom carrier routing and telecom carrier infrastructure problems that cannot be controlled by Collegis. Third party telecom costs for international calling will be provided as pass-through charges or directly billed to Rasmussen.
xi.Soft Phone Support. Collegis will install and configure the Cisco Soft Phone application on Rasmussen employee computers on a per request basis. Incremental software licensing is required for each installation and the licensing costs will be provided as a pass-through charge to Rasmussen.

3.Personal Support Center Services.

3.1Single Point of Contact. Collegis will provide a single point of contact to receive, manage, and process service requests. Collegis will provide a support telephone number (toll- free where available) and an email address. The telephone number may include an automated call distributor to route requests to other departments. The contact information is listed in Schedule 1, Table 3.5. Collegis will also establish a VIP Hotline, for use only be Rasmussen executives, during major start periods; the VIP Hotline will prioritize inbound calls to supersede all other queues that come into the PSC (“VIP Calls”). These VIP Calls will be treated using the Severity 1 priority level; if immediate resolution cannot be achieved within the PSC, the VIP Call will be immediately escalated via the Collegis Buzzline to engage Level 2 Teams to expedite resolution to the reported problem. The VIP Hotline contact information is listed in Schedule 1, Table 3.5.

3.2Case Management. When a Rasmussen student or employee contacts the PSC with a new service request, a case number will be issued by Collegis’ tracking system. A detailed description of the problem and a description of the estimated business impact will be given to the PSC to accurately document and prioritize the case. Collegis manages cases from creation through closure. Dependent on Rasmussen’s request, these Services may include: receiving service requests; logging cases; assigning priority based upon criticality; processing the case; monitoring; updating the status; if necessary, escalating the case; and closing the case when completed.

3.3Student Support. Collegis will provide support to students of Rasmussen residential and online programs. A list of supported products is described in Schedule 1, Table 3.1. Collegis will provide:

a.Advice on how to use, navigate to and through, and resolve issues related to the use of the learning platforms.

b.Information pertaining to the campus, contact information, and account information.

c.Communication between student and instructor, student and advisers, and assignment explanations (not assignment help).

d.Best effort support on software installations, third party applications, and operating systems used in conjunction with the learning environment.

e.Account setup and password reset as defined in Schedule 1, Table 3.1.

f.Best effort recommendation to the student on the next best course of action to resolve the situation detailed as unsupported by the PSC. In some instances, students may need to utilize external resources (e.g., the Geek Squad, etc.) for items such as operating system error reports and viruses. For other items such as financial information and homework assistance, the PSC will refer students to Rasmussen-supplied student resources. In these instances, Rasmussen will be responsible for fielding second level support on unsupported PSC items.

3.4Minimum Student Technical Specifications. Rasmussen and Collegis will jointly agree upon the minimum student technical specifications for students to adequately use the learning technologies administered by Collegis. These specifications will include, at a minimum, student computer and minimum bandwidth requirements and will be reviewed and updated quarterly (or more frequently, if needed). Rasmussen will communicate these specifications to prospective students via the enrollment agreement and to current students via the Student Portal and other website resources. The PSC services provided to students may be reduced if a student’s personal technology does not meet the minimum student technical specifications.

3.5Employee and Faculty Support. Collegis will provide Rasmussen employees and faculty technical support by processing requests and escalating them to the proper channels for resolution as described in Schedule 1, Tables 3.2 and 3.3.

3.6Case Priority. Collegis will determine the priority of the case using the following guidelines:

a.Severity 1 Case. (1) A problem severely impacting more than one student and immediately impeding the student’s ability to turn in assignments or maintain success within a course. A workaround is not available and student success is greatly diminished. (2) A problem that critically impacts a Department, Campus or Company-Wide ability to perform standard functions impacting multiple individuals.

b.Severity 2 Case. (1) A problem severely impacting one student immediately impeding the student’s ability to turn in assignments or maintain success within a course. A workaround is not available and student success is greatly diminished.
(2) A problem that critically impacts Rasmussen’s ability to perform standard functions impacting multiple individuals.

c.Severity 3 Case. (1) A problem that directly impacts a student’s performance within a course but does not immediately impact the student’s ability to turn in assignments. (2) A problem that significantly impacts Rasmussen’s ability to perform standard functions impacting multiple people that can work around the problem.

d.Severity 4 Case. (1) A problem that does not impact the student’s overall performance within a course. (2) A minor problem that negligibly impacts Rasmussen’s ability to perform standard functions impacting one (1) person.

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3.7Service Request Processing. Once the case has been logged and a priority assigned, Collegis will perform Level 1 support consisting of identifying the cause of the case and action required to resolve it, providing problem resolution where possible, and providing operational or procedural support on supported platforms. Collegis will route service requests to the appropriate service providers, based on operational instructions Rasmussen provides to Collegis. For cases routed to Campus based departments, Collegis will attempt to transfer the caller (i.e., warm transfer). If no one at the Campus is available to take ownership of the call, the case will be placed in the Campus queue. Cases assigned to Central Offices will be escalated through the ticketing system and placed in the appropriate queue.

3.8Escalation. Collegis will escalate cases to Level 2 support where necessary to address issues requiring expertise beyond Level 1 capabilities, including, but not limited to, Level 2 – Campus. Level 2 support is provided by Collegis as defined in Schedule 1. The PSC will collaborate or escalate to the appropriate Level 2 organization to resolve the case, acting as the single point of contact for case status. For cases escalated to Campus based departments, Collegis will attempt a warm transfer. For unsuccessful warm transfers to a Campus and cases escalated to Central Offices, the case will be escalated through the ticketing system and placed in the appropriate queue for further action. Collegis Level 2 support will escalate cases to higher levels when engineers and software developers are required for in-depth, systematic problems outside the PSC knowledge base.

3.9Personal Support Service Reports. Collegis will provide Rasmussen with the standard Support Center Service Reports described in Schedule 6, Table 1 via email or another mutually agreed upon distribution method. Monthly reports will include the current and two (2) preceding months of data. Additional reports may be requested through the Service Change Process.

3.10Volume. The baseline contact capacity of the PSC is outlined in the Support Center Baseline Service Metrics detailed in Schedule 2. A contact is defined as an inbound telephone call, email, or chat session. The email number excludes superfluous emails and those received from enrollment processing, discussion forums, reply-all scenarios, and auto-replies. The current capacity is based on the maximum number of contacts per day stated in Schedule 2. When contacts exceed the maximum daily contact volume, service performance and quality may be impacted. A sustained volume in excess of the maximum for three (3) consecutive days will impact service performance. Collegis and Rasmussen agree to review the case volumes on a quarterly basis. Major holidays will have a reduced staff and may incur reduced service performance. On average, start week volume increases [***] % over normal week volume. During this time, Collegis will augment staff to cover a portion of this increase; however, service levels may be reduced dependent on call fluctuation throughout this week. Collegis will provide training to the augmented staff through an LMS and classroom setting. Collegis and Rasmussen will meet semi-annually to define training requirements and supported items.

3.11Contact Volumes Fees. Collegis and Rasmussen agree to review the contact volumes quarterly and on an annual basis. Pursuant to the Service Change Process, the cost may be adjusted if appropriate and according to the actual contact volumes.

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3.12Ticket System Training. Collegis will provide training on usage of the ticketing system and procedures and deliver such content via an LMS self-paced online classroom. Items covered will include, but are not limited to, ticket creation, escalation, documentation, closure, and reporting.

3.13Rasmussen Responsibilities.

i.Escalation. When the PSC assigns or escalates a support request to Rasmussen or its service provider (Level 2), that organization will be available during the Level 2 Hours of Coverage. Rasmussen will receive support requests through Collegis’ tracking system (i.e., tickets) or through warm transfer of a telephone call. Rasmussen will update the ticket to accurately reflect the current status of the request and close the ticket when resolved. Level 2 support will assume ownership of the ticket until resolved and closed.

ii.Training. The PSC Services are not a substitute for training. Rasmussen is responsible for training faculty, staff, and students on procedures and systems supported by the PSC.

iii. Service Change. Rasmussen will use the Service Change Process to notify Collegis of any changes in the supported environment and to request additional services.

iv. New Process and/or Technology Training. Rasmussen will provide training and required documentation to the PSC prior to the release of any new processes or technology to students. Rasmussen will provide: (a) primary and secondary contact information; (b) frequently asked questions; (c) product documentation; (d) fully functioning copies of the software or product; (e) procedure documents (e.g., how to log in); (f) administrative access to product, if applicable; (g) procedures for handling items out of scope of product (e.g., escalation of one-off scenarios); (h) definition of scope of support and support levels; and (i) training or attendance at internal training sessions.

v. Contacts. Rasmussen will provide IT/PSC Leadership with an updated contact sheet for escalations and departmental contacts within Rasmussen on a quarterly basis. The contacts will be distributed one (1) week prior to the start of the upcoming academic quarter.

4.Advanced Technology Support Services. Advanced Technology Support is comprised of Central Office and Campus Support Services and Email.

4.1Central Office and Campus Support Services. Collegis will provide support for general office technology. Services will be provided remotely and on-site, when required, for the locations listed in Schedule 1. Service requests are submitted through the PSC.

a.Personal Computers. Collegis will procure laptops in accordance with the product standards listed in Schedule 1, Table 4.1. Collegis will install, configure, and maintain the hardware and operating system, including setup after office moves.

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Rasmussen will own and fund the asset. Collegis will perform installation of approved standard software, the reimage of PC/laptops, and the removal of virus/malware. Desktop peripherals (i.e., keyboard, mouse, and monitor) will be installed along with IP phones. Rasmussen agrees to require employees to leave anti-virus enabled on all PC/laptops.

b. Asset Tracking. Collegis will track the make, model, and serial number of assets procured for Rasmussen employees, including PC/laptop, MAC computer systems, docking station, monitor, and IP phones.

c. Electronic Asset Disposal. Collegis will dispose of electronic assets at the end of usable life through an authorized asset disposal company. Any additional costs incurred will be funded by Rasmussen.

d. PC Applications/Software. Collegis will procure, configure, and maintain approved standard software as defined in Schedule 1, Table 4.3. Rasmussen will own and fund the software. Applications or software installed by non-Collegis employees or applications or software not included on Schedule 1, Table 4.3 or Schedule 10 will be supported only on a best effort basis. Software licensing compliance for these applications will be governed by Rasmussen. Employee access to computers is generally restricted to User access only meaning that software cannot be installed by the employee; software installation requests should be submitted to the Personal Support Center. Collegis will provide account management for system and infrastructure access through Active Directory. Additionally, Collegis will setup and maintain Exchange email accounts, company distribution lists, and spam services.

e. Printer, Copier, and Fax Equipment. Collegis will procure network printers, fax machines, and copiers. Collegis will configure and maintain network fax machines, copiers, and printers and manage third party vendors, when required. Rasmussen will own and fund the assets. Personal printers and any other office or personally owned equipment is not supported or maintained by Collegis unless mutually agreed upon by the parties. Rasmussen is responsible for the cost of consumables such as ink, toner, and paper.

f.Central Office Conference Rooms. Collegis will install and support the hardware and software required for audio and video meetings in Central Office conference rooms. Collegis and the Rasmussen Facility team agree to cooperate and jointly handle audio-visual needs when necessary. If any additional or specialized equipment or special handling is required for a meeting, a request will be submitted through the PSC three (3) business days prior to the meeting. Any requests made with less than the defined lead time are considered requests for expedited services. These requests will be evaluated and a determination will be made about whether Collegis has the capability of responding in the requested time. Two (2) off-site conference setups are included per year with one (1) months’ notice. Off-site conference setup includes: providing a laptop, a backup laptop, and a projector; providing input regarding audio- visual needs with third party vendors (e.g., projection screen, stand, cables, speakers, and paper boards); verifying setup; and collecting equipment after meeting completion. Off-

8	IT Statement of Work #4

site conferences are defined on a per location basis, and events held on the same day between multiple sites are deemed as one (1) conference. Additional off-site meeting setup is considered custom work and subject to the Service Change Process.

g.Campus Conference and Events. Collegis will install and support the hardware and software required for audio and video meetings in Campus conference rooms. Collegis and the Rasmussen Facility team agree to cooperate and jointly handle audio-visual needs when necessary. If any additional or specialized equipment, special handling, or travel is required for a Campus meeting or an event, a request will be submitted through the PSC three (3) weeks prior to the meeting. Any requests made with less than the defined lead time are considered requests for expedited services. These requests will be evaluated and a determination will be made about whether Collegis has the capability of responding in the requested time. Off-site conference, symposium, and graduation setups are included with one (1) months’ notice. Graduation and conference events are on a per request basis. Annual symposium events will be supported twice a year for up to three (3) locations for each event. Off-site conference setup includes: providing a laptop and a backup laptop; providing input regarding audio-visual needs with third party vendors (e.g., projection screen, stand, cables, speakers, and paper boards); verifying setup; and collecting equipment after meeting completion. Rasmussen is responsible for coordinating with third party vendors. Off-site conferences are defined on a per location basis, and events held on the same day between multiple sites are deemed as one (1) conference. Any additional costs incurred will be funded by Rasmussen. Included is one (1) all employee conference per month and one (1) off-site conference per quarter; any additional requests will be handled through the Service Change Process.

h.New Hire and Terminations. Collegis will provide support technology and infrastructure for new hires, including obtaining personal computers, office setup, and account setup. After separation of an employee, account logins will be disabled, equipment will be collected, and, if requested, a copy of the separated employee’s hard drive contents will be provided on the manager’s shared drive. Network login accounts and email mailboxes will be retained for [***] days for voluntarily separated employees and [***] days for involuntarily separated employees. A [***] day lead time is required for all employee new hire and separation requests; provided, however, a [***] day lead time is required for adjunct instructors. A maximum of [***)] full-time new hire requests and [***] adjunct faculty new hire requests per month are included. Additional or expedited requests may require additional funding by Rasmussen and Collegis will use commercially reasonable efforts to complete the activities in the time requested.

i.Campus File Storage. File servers are provided and maintained for employee data storage. The storage capacity for storing files is [***] GB for each Campus location. Additional storage beyond the [***] GB will be subject to the Service Change Process. Daily backups are performed for up to [***] GB of data and such data is retained for [***] days.

9	IT Statement of Work #4

j.Central Office File Storage. File servers are provided and maintained for employee data storage. The storage capacity for storing files is [***] terabyte for each Central Office location. Additional storage beyond the [***] terabyte will be subject to the Service Change Process. Daily backups are performed and such data is retained for [***] days.

k.Anti-Virus. Anti-virus software will be included in the standard configuration of Windows operating systems. Anti-virus updates will be provided in accordance with software vendor deployment.

l.Campus Lab Equipment. Equipment located in the lab room of a Campus will be maintained regularly, and the equipment will be reimaged and/or reconfigured prior to a term start as needed.

m. IT Lab Equipment. Equipment located in the lab room of a Campus will be maintained and reimaged and/or reconfigured upon request. IT lab equipment support is provided on a best effort basis.

n.Campus Work-Study Students. Collegis will supervise the IT-related activities of the work-study students and approve the time posted in the payroll system. The governance and compliance of federal and state law is the responsibility of Rasmussen.

o.Level 2 Support. Collegis will provide Level 2 support for application access and usage questions and issues as defined in Schedule 1, Tables 3.1 through 3.3.

p.Campus Non-IT Services. The campus ITSS employees will not be used to provide non-IT services, including facilities-related work (e.g., replacing light bulbs and moving furniture), administrative work (e.g., answering front desk phone), janitorial work, and event-related activities. In the event a local resource is required to assist with issues, such activities will be charged to Block Time.

q.Volume. The baseline case capacity for Central Office and Campus Support Services is outlined in the Baseline Service Metrics detailed in Schedule 2, Tables 1.1 and 1.2. The current capacity is based on the maximum number of cases per month. Any cases in excess of the maximum case volume, as measured on a quarterly basis, may incur an incremental fee. Collegis and Rasmussen agree to review the case volumes on a quarterly basis.

4.2Email Services. Collegis will provide email hosting services via a Microsoft Exchange environment shared between Collegis and Rasmussen. Each employee will be provided with a @Rasmussen.edu email address and mailbox. Mailbox profiles allow up to [***]GB of email, calendar, and contact data for no more than [***] of the mailbox population. For up to [***] of the population, mailbox profiles will allow up to [***]GB of email, calendar, and contact data. For mailboxes larger than [***]GB in size, email access may operate at a slower performance. Email archiving is provided via the use of the “legal hold” feature within MS Exchange 2010. Email delivery cannot be guaranteed to external providers.

10	IT Statement of Work #4

Collegis also provides support and maintenance for applications that leverage email as an integration solution, as well as outbound student communications from the LMS platforms. Email accounts for separated employees will be retained on the mail server for [***] days for a voluntary separation and [***] days for an involuntary separation. After this period, the account will be purged and deleted. Deletion of email accounts for involuntarily separated employees require approval from Rasmussen’s General Counsel prior to deletion. Anti-virus and anti-spam services are included with these email services.

4.3Campus Connect Support Services. Collegis will support Rasmussen’s Campus Connect solution which provides remote campus sharing of video and content. The Campus Connect solution is currently limited to on-campus access at one of eight (8) designated Campus locations. The solution is capable of recording video sessions and the capacity for retention is limited by the available hardware storage. Adding additional Campuses, enabling off-campus access, and/or adding additional storage for video archiving will follow the Service Change Process. The hardware and software assets required to directly support Campus Connect are owned by Rasmussen. Rasmussen will be responsible for maintaining vendor maintenance on the hardware and software. Collegis will provide faculty support during classroom hours via the PSC.

4.4Security Services.

a.Collegis will provide the following security services in accordance with commercially reasonable requirements for information security:

i.Creation, auditing, and revisions to information security controls;

ii.Network perimeter security defenses, including firewall routing and intrusion prevention and detection services;

iii.End user protection on company-supplied devices, including patch management and malware detection services; and

iv.PSC services to assist any supported user with malware detection and removal.

b.Collegis will provide support in responding to security incidents caused by the following events, but disclaims any liability arising from said events:

i.Malware, viruses, adware or other security vulnerabilities that are created or installed by an employee installing software onto their computer without assistance from Collegis.

ii.Incidents or vulnerabilities generated by Rasmussen employees that may have been initiated by their own behaviors, such as downloading software or clicking on links from spam emails.

iii.Any other failure to adhere to the Rasmussen Security Policy in place at the time of the security event.

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c.Collegis is not responsible for the security of or security incidents impacting:

i.Public users accessing sites or applications that contain malicious content;

ii.Public devices or media transported onto the Collegis network which may have been infected elsewhere; and

iii. Applications supplied by outside vendors, contractors, or students that may conflict with internal protective services causing malfunction.

5.Student Information System Services. The SIS is a fully integrated, administrative student records platform that unifies services, academic delivery, administrative management, and reporting. The SIS platform contains multiple vendors and product dependencies based on new features required. As of the Effective Date of this SOW, the core vendors include Campus Management, Global, and SchoolDocs, but are subject to change based on requirements. The SIS allows students to apply for different degree programs, store student records, and pay associated application fees, and is utilized as a repository for student data. Collegis will provide Rasmussen with administration and support services for the SIS defined in Schedule 3. The following applications are included in this SOW as part of the SIS platform:

•CampusVue Student
•DocuSign
•Faculty Portal
•SchoolDocs
•LMS Integrations with CampusVue Student
•Student Account Center
SIS Services include Support Services, Request for Change, and Projects. Requests for Change and Projects are provided through Ad-hoc Technology Services.

5.1Support Services. Support Services include (i) providing assistance to Campus and Central Office employees with procedures and issues with use of the system; (ii) support and maintenance of back-end processes and procedures such as re-indexing, data warehouse loads, and running necessary utilities; and (iii) ongoing care and maintenance of the SIS platform, including vendor upgrades, Rasmussen configurations based on requirements, and business process support where needed.

5.2Administration Services. Administration Services are provided to keep the base SIS platform up and running for users and for providing new features of the platform based on vendors’ availability. Administration Services include new user/user group creation and maintaining ASR licensing and license re-allocation within CampusVue. Administration Services also includes upgrades to the SIS platform based on the vendors’ availability. Collegis anticipates providing [***] upgrades per year and any regulatory upgrades from Campus Management for CampusVue that would be critical to Rasmussen’s business. Other vendor upgrades are dependent on features needed and those vendors’ release cycles. Collegis will

12	IT Statement of Work #4

maintain the ongoing relationships with outside vendors required for the SIS platform (i.e., SchoolDocs and Campus Management). Collegis will support, configure, and map the data from CampusVue into the Data Mart for reporting.

5.3Campus and Central Office Support. This is the ongoing support and maintenance to keep Campuses and Central Offices up and running utilizing the SIS system. These services include, but are not limited to, Campus transfers, Enrollment Dashboard discrepancies as identified by the Collegis Analytics or Rasmussen Campus teams, business process questions, DPA clean up questions, Student Account Center questions, weekly/daily/monthly data clean up exception reporting, Change of Status forms, billing, and month end process. These services further include support of existing reporting in CampusVue. Collegis will participate in a quarterly review with Rasmussen to discuss efficiencies in support. The review will allow Rasmussen the opportunity to either assume some of these support items or work with Collegis to determine better processes, which would reduce the number of hours spent on Support Services.

5.4SIS/LMS Integrations. Collegis will provide support for the existing integrations between the SIS and LMS systems currently in use by Rasmussen as defined in Schedule 5, Table 3 including course creation, deletion, enrollment, attendance, and grades. Collegis will work closely with Rasmussen employees to resolve any issue arising from the integration between these systems.

5.5SIS Course Management. Collegis will manage the day-to-day technical operations of course management for orientation and other enrollment policy and qualification courses. This includes course balancing, LMS integrations, assessment course reporting, and course reporting for faculty. Further, Collegis will manage student email account creation and residential course survey setup. Major changes to existing processes will be subject to the Service Change Process.

5.6Rasmussen Configurations. Collegis will provide all ongoing maintenance of the SIS platforms that are required based on Rasmussen requirements, including new program setup, document setup, catalog updates, and all list items configurations within the SIS platform. The maintenance and creation of courses is not included in the configuration services. Collegis is not responsible for the setup or creation of individual courses, pre-requisites, or co-requisites. Configurations that take up to [***] hours of effort will be included in these Support Services. Configurations that will take more than [***] hours of effort will be subject to the Service Change Process.

5.7Reporting. Collegis shall create, implement, and generate periodic reporting from the SIS in the areas of academics, admissions, marketing, student affairs, and leadership.

5.8Ownership. Rasmussen owns the data uploaded and stored in the SIS, and Rasmussen is accountable for the data, including the accuracy of the data. Collegis has the right to use amalgamated data anonymously for cross-client reporting. Rasmussen will own the relationship with the SIS provider. Collegis will act as Rasmussen’s agent to the provider, verify invoices, and manage vendor support services.

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6.Maintenance and Support.

6.1Applications. Maintenance and support services will be provided for applications that were purchased or licensed for use by Rasmussen and applications custom developed by Collegis for use by Rasmussen (both as defined in Schedule 10). Support services include account creation, password reset, maintaining application availability, troubleshooting and resolving issues with application functionality, and reporting software issues (i.e., bugs) to the vendor. Maintenance activities include (i) applying fixes and patches and (ii) the upkeep and maintenance of database services, including performance tuning and backup and restore of critical data. All support requests will be submitted through the PSC or other agreed upon method. The PSC will create a case and assign it to the appropriate support team. Cases will be addressed in accordance with the escalation guidelines as defined in Schedule 9. For applications that were obtained through the Project and Portfolio Governance Process but contracted by Rasmussen or not hosted by Collegis, Collegis will act as Rasmussen’s agent to the vendor. Collegis will work with the vendor and manage vendor support services, including reporting issues to the vendor’s support center and escalation when required. Schedule 10, Table 3 contains a list of applications for which Collegis provides little to no support. Maintenance and support will also be provided for modifications to existing reports generated out of the applications, such as updates to content or format, permissions, or report subscriptions.

6.2Software. Support and maintenance will be provided by Collegis for the current software release and the [***] previous major releases unless the manufacturer discontinues support for that release. For versions outside of these guidelines, any incremental costs will be funded by Rasmussen and support levels may be impacted.

6.3Physical Assets. Physical assets (as defined in Schedule 1) will be supported according to manufacturer specifications. Rasmussen agrees to fund the replacement of older equipment that is outside of the manufacturer specifications when such equipment no longer functions or becomes incompatible with current software.

7.Ad-hoc Technology Services.

7.1Service Categories. Ad-hoc Technology Services are categorized as Configuration, Request for Change (“RFC”), and Projects for applications specified in Schedule 10. New applications not specified in Schedule 10 may be subject to the Service Change Process or such Collegis activities may be counted towards the Block Time.

a.Configuration. Configuration services include configuration of existing applications in Schedule 10, enhancing or correcting reports, and correcting defects found in custom developed applications. Collegis will work with Rasmussen to deliver new system configurations based on new business processes defined by Rasmussen. Requests that are submitted by Rasmussen and are under [***] hours of effort will be counted towards the Block Time. Configuration, maintenance, and support activities required to maintain existing functionality (e.g., bug fixes) will not be counted towards the Block Time.

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b.Request for Change. Any requests submitted that exceed [***] hours of effort but fall below [***] hours will be considered a RFC. Any requests that are considered RFCs will be counted towards the Block Time. Any changes requiring outside services and/or that are beyond the capacity or expertise of Collegis staff will follow the Project and Portfolio Governance Process.

c.Projects. Any requests received that exceed [***] hours of effort will follow the Project and Portfolio Governance Process. These requests will be prioritized by the Rasmussen ITSC. Project activities will be counted towards the Block Time.

7.2Application Configuration and Development Services. Configuration and development services for current applications that were purchased or licensed for use by Rasmussen and custom applications developed by Collegis will be provided. Current applications are defined in Schedule 10. Application services include configuration, business process updates, new pick list values for an existing field, data corrections, data loads, new recipients for a workflow email or approval process, updates to existing formulas to change a calculation, bulk inquiry transfers, license re-allocation, and SharePoint site design. Enhancements and upgrades will be evaluated and applied as agreed between Rasmussen, Collegis, and the application supplier. New applications or enhancements will be subject to the Service Change Process. For supported applications (as defined in Schedule 10) that are contracted by Rasmussen or not hosted by Collegis, Collegis will act as Rasmussen’s agent to the vendor. Collegis will work with the vendor to obtain resources for approved development projects, ensure accuracy of invoices for consulting resources, and manage vendor support services. Any development or vendor resources required for additional configuration is subject to the Service Change Process.

7.3Event Video. Video resources will be provided for non-course related content such as Campus events, graduations, and guest speakers. Up to [***] hours of video activity, including pre-production, production, and post-production, will be provided by Collegis per quarter. Travel costs incurred will be funded by Collegis as defined during the budget process. Project milestones scheduling will be performed jointly by the Rasmussen project owner and the Collegis Audio/Video Production representative. The video will be edited to align with the script, and Collegis will add required title screens or bumpers. The video will be uploaded to the streaming media server and html code will be provided. Collegis will maintain the streaming media server and provide reports on the use of the video media, as requested.

8. Project and Portfolio Governance. Rasmussen will follow the Project and Portfolio Governance Process established by Collegis as defined in Schedule 8. The Rasmussen ITSC will prioritize the key initiatives which will drive the order in which Collegis performs work for Rasmussen. Funding decisions are determined through the Project and Portfolio Governance Process. All project work is considered new work and will follow the Project and Portfolio Governance Process. Operationalizing support services as a part of a project will invoke the Service Change Process. The project lifecycle process is defined in Schedule 8. Collegis will assign a Business Analyst (“BA”) as the single point of contact for all IT initiatives. The BA will maintain the IT Roadmap, manage leadership meeting deliverables, provide status of deliverables, and manage communications of issues and resolutions. IT project responsibilities include defining strategies around current and future initiatives in collaboration with Rasmussen.

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The BA will translate the initiatives and IT requirements for development and define quality assurance requirements. Additionally, Collegis will provide project management for IT involvement in small projects and rollout planning and will assist with Level 2 support requirements. The parties will execute a Service Change Order (“Change Order”) in accordance with the Service Change Process for all ITSC approved projects which require greater than [***] hours of effort.

9.Block Time.

9.1Generally. Rasmussen shall annually purchase a block of service units (the “Block Time”) that may be used by Rasmussen to fund activities or projects not specifically included in this SOW during an annual period; provided, that any such activity or project (i) shall be subject to Section 12.2 and (ii) must fall within Collegis’ then existing expertise and capabilities at the time of the request. The allocation of the Block Time units by team is defined in Exhibit A. The Block Time must be used in half-unit increments; provided, that such units shall not (i) exceed in the aggregate [***] of a single team’s capacity or (ii) exceed with respect to any single skill set [******] of that skill set’s total time, in any single month without Collegis’ prior consent. Collegis shall use commercially reasonable efforts to respond and solidify plans for any project under the Block Time. Except as provided below, any unused Block Time as of 11:59 pm on September 30 of each year shall automatically expire without refund. As applicable, Collegis shall provide a monthly statement to Rasmussen detailing the service units used from the Block Time. Any requested use of the Block Time that is expected to exceed [***] units will require approval of the Rasmussen ITSC.

9.2Rollover / Credit. Any unused Block Time will be reviewed with the ITSC and Executive Representatives during the Annual Meeting (as defined in Section 12 below) to determine if such Block Time should be “rolled over” into Rasmussen’s next fiscal year or applied in lieu of service charges, subject to Section 12.2. Notwithstanding anything to the contrary herein, unless otherwise agreed by the ITSC and Executive Representatives who shall reasonably consider the overall fairness to both parties, [***] of any unused Block Time shall be rolled over, and all Block Time that is rolled over to the next fiscal year must be used in such immediately succeeding fiscal year and will not otherwise contribute to any future rollover of Block Time.

9.3Tracking. All Projects, within the current scope of services provided by Collegis, will track their hours to Block Time. Any Projects outside the scope of the SLSS, Email Support, Student Support Services, Central Office Desktop Support, Student Information Systems Services, Salesforce and Application Support, Network Services and Campus Nexus hosting will be mutually assessed by the parties on a one-off basis to determine if Collegis has the resources and skillsets available to use Block Time with the intention to use Block Time to the fullest extent possible. The ITSC will review any such assessment on a timely basis. For the avoidance of doubt, if there are incremental out-of-pocket costs for Collegis to deliver a Project, the Service Change Process will be utilized.

10.Contracts and Licensing. Rasmussen and Collegis agree to cooperate and negotiate in good faith to determine ownership of current contracts and licensing agreements for technology used to provide Services, including ongoing funding required for the technology.

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11.Service Change Process. Changes (including additions, deletions, or modifications) to Services defined in this SOW and all ITSC approved projects which require greater than [***] hours of effort are subject to the Service Change Process.

11.1Service Change Orders. The party requesting the change will submit a request to the other party. If the change has not already been discussed through the Project and Portfolio Governance Process, the parties will meet to discuss the requested changes and shall promptly determine the financial and schedule impact, if any, and whether, and with what modifications the proposed change is mutually agreeable. If the parties agree to the proposed changes, a written Change Order shall be created and substantially completed in the format of the template attached as Schedule 7.The Change Order will include the scope of the project, deliverables, roles and responsibilities, dependencies, cost estimates (including one-time and recurring costs), and financial responsibilities of both parties. The Change Order will be agreed upon and executed prior to beginning the project or Collegis executing a change in Services. Any services or goods that have incremental external costs will require both parties to authorize the Change Order prior to engaging external services or ordering goods. Any changes in scope to a Change Order will be evaluated and mutually agreed upon prior to any commitment to accept the change.

11.2Binding Effect. The parties will negotiate any Change Order in good faith. No Change Order will have any contractually binding effect until formally agreed to in writing by both parties, and if the parties do not agree on a Change Order, this SOW will remain in full force and effect in accordance with its terms; provided, however, that if Rasmussen initiates a Change Order, and agrees to pay Collegis’ additional fees to make such change, Collegis may not refuse to accept a Change Order provided that the terms and work therein are commercially reasonable. Collegis’ additional fees shall be based on the rates as derived from scheduled hours and total fees associated with the change or additional requested services. Additional or modifying work without Rasmussen’s consent shall not justify a claim to compensation.

11.3Annual Change Order Review. During the annual review meeting (as contemplated by Section 3.3 of the Agreement), Rasmussen and Collegis will review all Change Orders from the previous year and evaluate if the deliverables or services resulting from such Change Orders are an incremental recurring service, removal of service, or change to service, and make a determination if the SOW should be updated to reflect the impact of recurring support and maintenance. As part of this evaluation, both parties will review the financial impact to support and maintenance and agree to adjust the associated fees accordingly.

12.Annual Meeting; Flexibility and Clarity.

12.1Annual Meeting. Section 3.3 of the Agreement provides that the parties’ respective Executive Representatives shall review business and technology strategy, and related budgetary and financial consequences at an annual meeting (the “Annual Meeting”). The parties agree that the Annual Meeting shall occur at a mutually agreed upon time to correspond with Rasmussen’s annual operational planning.

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12.2Flexibility. As part of the Annual Meeting, the parties agree to discuss the ability to re-allocate the Services within the scope and total Fee of this SOW in order to better align the services provided by Collegis with Rasmussen’s information technology priorities for the up- coming fiscal year. Collegis agrees to engage in good faith discussions and shall make best efforts to provide the flexibility to meet Rasmussen’s requests to reallocate resources, provided that if accommodating a request will impose additional costs on Collegis that are more than de minimis, Collegis shall document such costs and present them to Rasmussen. If Rasmussen agrees to cover such additional costs, Collegis shall proceed with the request. If Rasmussen determines that it shall not cover such costs, unless otherwise agreed by the parties, Collegis shall have no obligation to proceed with such requests. Notwithstanding the foregoing, to the extent Rasmussen’s requests cannot be met through a re-allocation of Block Time or within the skillset / resource availability otherwise set forth in this SOW, then the parties shall utilize the Service Change Process pursuant to Section 11. The parties acknowledge that constraints on flexibility include, without limitation, any changes that impact the overall expenses of Collegis, net new technologies, or skillsets that require Collegis to hire incremental resources to support new technologies unless those costs are offset by agreed upon or Collegis requested reductions in other services that no longer require support from Collegis. By way of example, if Rasmussen desires to sunset an application and once this migration is complete Collegis will no longer need to support such application, then Collegis agrees that best efforts attempts will be made to re- train the Collegis resources in a replacement technology. If such re-training is not commercially reasonable, Collegis will make commercially reasonable efforts to hire the resources needed to support the new technology with no negative impact to its cost structure. If this change results in net incremental staffing and/or technology costs, then the standard Service Change Process will be implemented by the parties.

12.3Clarity. Sections 2.2(a)(i) (Course Creation), 2.2(b)(i) (New Course Production), 2.2(b)(ii) (Multimedia Creation, 2.2(b)(iii) Course Updates), 2.2(b)(x) (Custom Reporting from MLS) and 2.2(b)(xi) (Video) each provide for certain service hours or development units as set forth therein. The parties acknowledge and agree that such amounts are upper limits to ensure that Collegis is staffed to meet Rasmussen’s demand in these areas, and that the hours incurred and/or development units utilized is ultimately determined (on a year-by-year basis) by the number and type of courses requested by Rasmussen. Collegis agrees to use commercially reasonable efforts to allow Rasmussen to move hours and/or development units across the above referenced service categories consistent with past practice to ensure overall fairness to both parties in all material respects, and if the total hours and/or development units exceeds the totals set forth in Section 2.2 above, such amounts can be allocated to Block Time.

12.4Compliance. Subject to the remaining provisions of this Section 12.4, Collegis shall have no independent responsibility for satisfying any statutory, Department of Education or other regulatory requirements applicable to Rasmussen. Collegis shall provide all Services in compliance with all applicable laws, rules, regulations and/or standards (taking into account any laws, rules, regulations and/or standards that apply to Collegis by virtue of Rasmussen, as the recipient of such Services, operating a business subject to educational laws, rules regulations and/or accreditation standards). In furtherance of the foregoing, Collegis shall (i) take all actions necessary to ensure such on-going compliance by Collegis and (ii) shall exercise commercially reasonable efforts to enable Rasmussen, in accordance with instructions and/or guidance provided by Rasmussen, to comply with any laws, rules, regulations and/or accreditation standards applicable to Rasmussen.

13.Maintenance Windows. Rasmussen will provide and agree to standard maintenance windows for all technology solutions used to provide the Services.

14.Course of Business Services. For the avoidance of doubt, Collegis will continue to provide IT support and services to Rasmussen in the ordinary course of business. Collegis will provide IT services for general IT requests on a day-to-day basis; provided, however, any requests which will require a significant amount of Collegis effort beyond day-to-day business support will be allocated to Block Time or subject to the Service Change Process.

15.Exhibits and Schedules. The following Exhibits and Schedules are attached hereto and incorporated by reference herein:
15.l    Exhibits.

a.Exhibit A: Fees for Services
b.Exhibit B: Initial Term and Renewal Terms
c.Exhibit C: Service Levels
d.Exhibit D: Third Party Software/Hardware/Licenses
e.Exhibit E: Disaster Recovery
15.2Schedules.

a.Schedule 1: Supported Locations, Products, and Technologies
b.Schedule 2: Service Metrics
c.Schedule 3: LMS Systems
•d.    Schedule 4: Data Center Services
e.Schedule 5: Learning Management System Services
f.Schedule 6: Support Center Service Reports
g.Schedule 7: Service Change Order
h.Schedule 8: Project Governance Process
i.Schedule 9: Case Escalation Guidelines
j.Schedule 10: Applications

IN WITNESS WHEREOF, the parties hereto have executed this SOW in the manner and form sufficient to bind them on the day and year written after the execution by their respective parties.

Collegis, LLC

BY: /s/ Patrick D. Branham
Name: Patrick: D. Branham
Title: Chief Administrative Officer

RASMUSSEN COLLEGE,
PUBLIC BENEFIT CORPORATION
By: /s/ Thomas Slagle
Name: Thomas Slagle

Date: March 15, 2019

Date:

March 15, 2019

EXHIBIT A
FEES FOR SERVICES
The fees for the below described services (collectively, the “Fee”) will be payable during the Term in accordance with the following schedule:
I.[***] – Upon the “lock down” date for each academic quarter, Rasmussen will report to Collegis and pay the fee described on the following schedule for [***]:
a.Up to [***]    $[***] per [***]
b.From [***] to [***]     $[***] per [***]
c.From [***] to [***]     $[***] per [***]
d.From [***] to [***]     $[***] per [***]
e.From [***] and over    $[***] per [***]
II.[***] – As of the first day of each month, Rasmussen will pay $[***].
III.[***] – At the beginning of each month, Rasmussen will pay
$[***].
IV.[***]– At the beginning of each month, Rasmussen will pay $[***] of Rasmussen.
V.[***] – At the beginning of each month, Rasmussen shall pay $[***].
VI.[***] – At the beginning of each month, Rasmussen shall pay $[***].
VII.[***] - At the beginning of each month, Rasmussen shall pay $[***].
For the avoidance of doubt, the Fee includes all Services needed to carry out the annual business objectives agreed to by the Parties, excluding any Change Orders. Additionally, Rasmussen shall be responsible for any pass-through and allocated costs as stated in the SOW. Cost allocations shall be made using a mutually agreed upon allocation method.
The portion of the Fee for Student Information System Management, Salesforce and Application Support, and All Other Outsourcing Services and General Support shall be subject to an annual cost of living escalator equal to the greater of the [***] on July 1st each year or

1 [***].

[***] %, commencing on October 1, 2017.2

28	IT Statement of Work #4

Notwithstanding anything to the contrary herein, solely with respect to items 1 through 4 in the Chart of Service Levels and Performance Credits set forth on Exhibit C, for each month where
(i) an applicable Service Level availability is under [***]% and (ii) such Service Level availability remains under [***]% in either of the immediately [***] succeeding months, Collegis shall credit Rasmussen $[***] against the Fee on the next applicable monthly invoice; provided, that the credit applicable with respect to any single month shall in no event exceed in the aggregate $[***] plus the maximum Performance Credit for such Service Level as set forth in Exhibit C. In no event shall the $[***] credit against fees set forth above be deemed a Performance Credit for purposes of this SOW.
During each contract year Collegis will track its time allocation by team in the form of block hours (the “Block Time”). If Rasmussen utilizes additional time beyond the total Block Time allocated in Table 1 below, Rasmussen may purchase additional Block Time or Collegis may charge Rasmussen for additional hours based upon the Ad-hoc Technical Services Rate Card in Table 2.

Table 1: Block Time

Team	Hours
LMS	[***]
LMS Engineering	[***]
Operations	[***]
PSC	[***]
SIS	[***]
ITSS	[***]
Apps/SQL/DBA/Sharepoint	[***]
PM/QA	[***]
TOTAL	[***]
Table 2: Ad-hoc Technical Services Rate Card

Ad-hoc Technical Services Rate Card
Department	Title	Rate/Hour
Operations	Associate Administrator	$[***]
	IT Support Specialist	$[***]
	Network Engineer	$[***]
	SR Network Engineer	$[***]
	SR Systems Engineer	$[***]
	Systems Administrator	$[***]

2 Note to Draft: Pricing needs to reflect applicable increases since October 1, 2017.

29	IT Statement of Work #4

Applications	Application Developer	$[***]
	SQL DBA	$[***]

LMS	LMS Engineering	$[***]
	LMS Administration	$[***]
	Web Production	$[***]

SalesForce	Salesforce – Development/Support	$[***]
	Salesforce – Sr. Development/Architect	$[***]
	Salesforce – Development/Support	$[***]
	Salesforce – Sr. Development/Architect	$[***]

Project Management	Sr. Project Manager	$[***]
	QA Lead	$[***]
	Sr. QA Staff	$[***]

Additional COLA adjustment, based on CPI, will be added to rates, starting October 1, 2017.

30	IT Statement of Work #4

EXHIBIT B

INITIAL TERM AND RENEWAL TERMS

This SOW and the Services shall commence on the Effective Date and continue until September 30, 2024 (“Initial Term”). This SOW shall automatically renew for successive two (2) year periods (each a “Renewal Term”), unless terminated by written notice at least twenty-four (24) months prior to the end of the Initial Term or a Renewal Term. “Term” shall mean the Initial Term or a Renewal Term, as applicable.

31	IT Statement of Work #4

EXHIBIT C

SERVICE LEVELS

The online learning student support and advanced technology support service levels (“Service Levels”) are measured on a quarterly basis. All measures shall be reported by Collegis to Rasmussen and discussed by the Parties on a quarterly basis unless noted otherwise. The Parties shall meet once per quarter to review and assess performance against each Service Level and any performance issues.

Force Majeure

Service Levels missed due to a Disaster, or a force majeure event shall not be included.

Commencement of Service Levels

All Service Levels will commence on the Effective Date. Rasmussen will be eligible to receive “Performance Credits” if Collegis’ services fall below the Service Levels outlined in this Exhibit
C. The applicable Performance Credits, if any, will be credited to Rasmussen in the invoice immediately following the month following Collegis’ failure to “earn-back” the Performance Credit as set forth herein (i.e., a failure to achieve the applicable Service Level in the [***] months immediately following an initial failure).

Availability Service Level

Collegis provides Availability (as defined below) of the systems hosted by Collegis measured across all of the individual platform service components, as follows. A regular maintenance schedule and notice of any other necessary maintenance will be provided quarterly. Notwithstanding anything to the contrary, Rasmussen understands and agrees that requesting certain functions, including, but not limited to, performing updates and backups, may limit access to the platforms and such instances will not be considered a Non-Conformance (as defined below).

The term “Availability” is a percentage that shall be calculated as follows:

Availability Percentage = [***]

LMS Platform: Availability will be calculated for each hosted Rasmussen LMS instance (i.e., website). “Counted Minutes” means all minutes in a given calendar month multiplied by the number of Rasmussen LMS instances reduced by minutes that the specific Rasmussen LMS instance is not accessible due to the exceptions listed below (“Exceptions”).

Exchange Platform: For Exchange Availability, “Counted Minutes” means all minutes in a given calendar month multiplied by the number of Mailboxes reduced by minutes that the platform is not accessible due to the Exceptions listed below.

32	IT Statement of Work #4

Exceptions:

a.Permitted interruptions (see below);
b.Issues arising from the misuse of the Platforms by Rasmussen;
c.Scheduled or requested maintenance;
d.Issues arising from services provided by (i) CenturyLink and Zayo (and/or any replacements or successors thereof who provide substantially similar services) and any telecom providers providing services to Collegis (provided that any service providers providing substantially different service levels than CenturyLink and/or Zayo shall, in the case of CenturyLink, be subject to Rasmussen’s prior approval, not to be unreasonably withheld, and in the case of Zayo, shall be subject to Rasmussen’s reasonable consultation and input) or (ii) Redhat and Microsoft or any third party application where Rasmussen is listed as the “Licensor or Asset Owner” on Exhibit D of the Agreement; and
e.Force majeure events.

“Unavailability” means any system outage and/or substantial system non-performance for which Rasmussen is not responsible, as reasonably determined by Collegis. Incidents of Unavailability shall be identified through Collegis’ monitoring system or reported by Rasmussen through Collegis’ Personal Support Center (“PSC”). When an incident is identified or reported and upon receipt of such report, Collegis will promptly issue notification to the Rasmussen designated contact. Collegis and Rasmussen will mutually agree whether or not the incident resulted in Unavailability of the platform.

An Exchange mailbox profile allows up to [***]GB of email, calendar, and contact data for no more than [***] % of the mailbox population. For up to [***] % of the population, mailbox profiles will allow up to [***]GB of email, calendar, and contact data. For mailboxes larger than [***]GB in size, email access may operate at a slower performance. Slow performance for these large mailboxes will not be included in the calculation of Unavailability.

Permitted Interruptions

Collegis may periodically interrupt access to the systems hosted by Collegis for reasons such as safety, platform changes, and testing. These interruptions will, whenever possible, be carried out at pre-scheduled times, and every effort will be made to minimize the duration. For interruptions expected to last for less than [***] hours, Collegis will provide Rasmussen with at least [***] hours’ notice, except as otherwise agreed by the Parties. For interruptions expected to last for more than [***] hours, Collegis will provide Rasmussen with [***] months’ notice, except as otherwise agreed by the Parties.

Collegis and Rasmussen recognize that the systems hosted by Collegis used to provide services will on occasion require immediate attention to rectify faults (“Emergency Maintenance”). For the avoidance of doubt, Emergency Maintenance shall not include the correction of any faults within the reasonable control of Collegis (which shall be deemed Unavailability). Collegis shall make every reasonable effort to limit interruptions of access to the platforms, but occasionally an unscheduled interruption due to Emergency Maintenance may be unavoidable. Collegis will provide Rasmussen with notice of any Emergency Maintenance as soon as reasonably practicable given the nature of and circumstances relating to the Emergency Maintenance.

33	IT Statement of Work #4

Service Levels and Performance Credits

Ref #	Category	Applications/ Description	SLA Coverage	SLA	Non- Performance Credit Based on Service Levels	Continued Non-Performance Credit
1	System Availability	Blackboard Learn Engage (Moodle) Active Directory (User Authentication)	Application	[***] %Core [***] %Off Hours
Core Hours:
Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee

Off-Hours:
Availability is less than [***] % off-hours: [***] % of entire monthly IT fee Availability is less than [***] % off hours: 2% of entire monthly IT fee
Three consecutive months of under [***] %availability during Core Hours will be a "Major Non-Performance" event.
2	System Availability	SiteCore (rasmussen.edu) Umbraco (PPC pages) Lead Router	Application	[***] %Core [***] %Off Hours
Core Hours:
Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee

Off-Hours:
Availability is less than [***] % off-hours: [***] % of entire monthly IT fee Availability is less than [***] % off hours: [***] % of entire monthly IT fee
Three consecutive months of under [***] %availability during Core Hours will be a "Major Non-Performance" event.
3	System Availability
Microsoft SharePoint 2013 - Student Portal
MS SQL SSRS- Rasmussen Reporting Office-Campus File & Print Servers RGEES
Schedule Confirmation SIS - CashNet Integration STEP - Archive
ATR
Content.Learntoday.info
			Application	[***] %Core [***] %Off Hours
Core Hours:
Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee

Off-Hours:
Availability is less than [***] % off-hours: 1[***] % of entire monthly IT fee Availability is less than [***] % off hours: [***] % of entire monthly IT fee
Three consecutive months of under [***] %availability during Core Hours will be a "Major Non-Performance" event.
4	System Availability	Blackboard Analytics for Learn ATR Salto SIS- CampusVue* * SIS - CLASS - Archive SIS - SchoolDocs SIS - Transcripts - Webster - Archive Solomon - Rasmussen	Server Only * * Where servers are designed with redundancy or high availability, the Availability will be defined by the	[***] %Core [***] %Off Hours
Core Hours:
Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee Availability is between [***]%and [***]%core hours: [***]% of entire monthly IT fee

Off-Hours:
Availability is less than [***] % off-hours: [***] % of entire monthly IT fee Availability is less than [***] % off hours: [***] % of entire monthly IT fee
Three consecutive months of under [***] %availability during Core Hours will be a "Major Non-Performance" event.

34	IT Statement of Work #4

Service Levels and Performance Credits (cont.)

5	System Availability	All third party applications not hosted by Collegis. See Schedule 10, Table 1	N/ A	Vendor's SLA Apply	N/ A
6	Telephone Responsive ness (Average Speed of Answer- Phone)
Phone answer rate is the percentage of inbound calls answered by the Personal Support Center (PSC) within threshold. (Calls abandoned in [***] seconds or less are excluded from this calculation.) Average speed to answer is defined as the average length of time a customer must wait for the next available agent after the caller has selected the PSC prompt.

Wait time is calculated from the time a caller requests to be transferred to the PSC to the time the caller reaches the PSC associate. This measurement is calculated in terms of percentage of calls that reach a live agent.

The calculation of answer rate is determined by the total number of inbound calls answered, divided by the number of inbound calls received. Calls with a hold time of less than 20 seconds are to be excluded from the answer rate Service Level as these calls
Answer Rate Service Level 1: [***] % within [***] seconds Answer Rate Service Level 2: [***]% within [***] seconds Answer Rate Service Level 3: [***]% within [***] seconds
If the levels 1, 2 or 3 answer rates are not adhered to within the prescribed response times there will be a [***]% of the entire monthly IT fee awarded for each [***]% below the prescribed answer rates, not to exceed [***]% of the monthly Service Fee.

Three consecutive months of [***]% or under of Service Level 1 answer rates within [***] seconds will be a "Major Non-Performance" event.

Three consecutive months of [***]% or under of Service Level 2 answer rates within [***] seconds will be a "Major Non-Performance" event.

Three consecutive months of 65% or under of Service Level 2 answer rates within [***] seconds will be a "Major Non-Performance" event.

7	Case Resolution
All IT incidents and requests from Rasmussen come to Collegis via a ticket/ case and are held to the standard resolution guidelines in Schedule 9, which govern resolution times. This includes Central Office Desktop Support, Salesforce and Application Support, Student Information System Support and all other technology services Collegis provides.
			Issues/ Incident s and Services requests are resolved within the case guidelines defined in Schedule 9.	[***]%resolved within guidelines
If the [***]% resolution of cases within guidelines (this excludes events where a case regarding a third party application which can only be reasonably resolved by the third party and is subject to that third party's SLA and other exceptions identified in the current contract) is not adhered to there will be a [***]% performance credit of the entire monthly IT fee awarded for each [***]% below the [***]% resolution within guidelines service level rate, not to exceed the[***]% of the entire monthly IT fee.
Collegis to come up with a remedial plan if target is missed by more than [***]%.

35	IT Statement of Work #4

8	Customer Satisfaction (Based on Net Promoter Score)
Net Promoter Score (NPS) is based on a direct question: How likely is it that you would recommend the Personal Support Center to a friend or colleague? The scoring for this answer is based on a 0 to 10 scale.[3] Promoters are those who respond with a score of 9 or 10 and are considered loyal enthusiasts. Detractors are those who respond with a score of 0 to 6 - unhappy customers. Scores of 7 and 8 are ignored.
		NPS is calculated by subtracting the percentage of customers who are Detractors from the percentage of customers who are Promoters.	3 month rolling average of > [***] %	OK	Collegis to come up with a remedial plan if NPS falls below [***] %.

36	IT Statement of Work #4

1.Core hours defined as [***] CST
2.Off-hours defined as [***] CST
3.Maintenance window – LMS: [***] CST; Exchange: [***]

Schedule 10 – Applications, is the master list of all applications. If an application is listed in Schedule 10 but not in the above Service Level chart, then assume [***] % Core and [***] % Off- hours if Collegis hosts the server or application.

Performance Credits

If an applicable Service Level is achieved for each of the [***] months immediately subsequent to a month where such Service Level was not achieved, then the Performance Credit associated with such Service Level failure shall not apply (i.e., Collegis shall have earned the right to retain the Performance Credit). If an applicable Service Level is missed in either of the [***] months immediately subsequent to a month where such Service Level was initially missed, then Rasmussen shall be entitled to receive the applicable Performance Credit which will be credited on the next applicable monthly invoice. For the avoidance of doubt, the Performance Credit is for each month where there has been a failure to achieve the applicable Service Level and such failure is not remedied in each of the [***] immediately subsequent months.

Notwithstanding anything to the contrary herein, the aggregate of all Performance Credits shall not exceed [***] of the Fee for any applicable month.

Notwithstanding the foregoing, in the case of a Major Non-Performance Event (as defined in the Service Level chart above), Rasmussen will have the option of hiring a third party to provide the applicable service, and Rasmussen shall receive a credit from Collegis against the monthly Fee for the direct cost of such third party; provided that such credit shall not exceed [***] % of the applicable fee for such service provided in Exhibit A. Nothing in this Exhibit A shall limit either party’s rights under Sections 8.3 and 8.4 of the Agreement.

37	IT Statement of Work #4

EXHIBIT D

THIRD PARTY SOFTWARE/HARDWARE/LICENSES

Product	Licensor or Asset Owner	Financial Responsibility	Contract Administrator
Personal Computers	Organization of the employee that uses the computer.	Organization of the employee that uses the computer.	Collegis
Printers & Copiers	Organization that uses the majority of the pro-rata share of the office space	Organization that uses the majority of the pro-rata share of the office space	Collegis
Printer & Copier Managed Service	Rasmussen College	Allocated by usage to the organization that occupies the majority of the pro-rata share of the office space	Collegis
Telecom phone circuits	Rasmussen College	Rasmussen College	Collegis
Data network circuits	Collegis	Allocated by usage to the organization that occupies the majority of the pro-rata share of the office space	Collegis
Server Equipment (Campuses)	Rasmussen College	Rasmussen College	Collegis
Server Equipment (Offices)	Collegis	Collegis	Collegis
Server Equipment (Data Center)	Collegis	Collegis	Collegis
Network Equipment (Campuses)	Rasmussen College	Rasmussen College	Collegis
Network Equipment (Offices)	Collegis	Collegis	Collegis
Network Equipment (Data Center)	Collegis	Collegis	Collegis
Telephony (VoIP) Handsets	Organization of the employee that uses the telephone	Organization of the employee that uses the telephone	Collegis

38	IT Statement of Work #4

Telephony (VoIP) Hardware & Software	Collegis	Collegis	Collegis
Microsoft Office	Rasmussen College	Rasmussen College	Collegis

Microsoft Office 365	Rasmussen College	Rasmussen College	Collegis
Microsoft Core CAL	Rasmussen College	Rasmussen College	Collegis
Microsoft SQL CAL	Rasmussen College	Rasmussen College	Collegis
Microsoft Remote Desktop CAL	Rasmussen College	Rasmussen College	Collegis
Microsoft Visio	Rasmussen College	Rasmussen College	Collegis
Microsoft Project Professional	Rasmussen College	Rasmussen College	Collegis
Microsoft System Center	Rasmussen College	Rasmussen College	Collegis
Microsoft SQL Server	Rasmussen College	Rasmussen College	Collegis
Microsoft Lync	Rasmussen College	Rasmussen College	Collegis
Microsoft SharePoint	Rasmussen College	Rasmussen College	Collegis
Microsoft Exchange	Rasmussen College	Rasmussen College	Collegis
Microsoft IT Learning Academy	Rasmussen College	Rasmussen College	Collegis
CampusVue	Rasmussen College	Rasmussen College	Collegis
SalesForce	Rasmussen College	Rasmussen College	Collegis
NICE	Collegis	Collegis	Collegis
SchoolDocs	Rasmussen College	Rasmussen College	Collegis
Blackboard	Rasmussen College	Rasmussen College	Collegis
Engage	Rasmussen College	Rasmussen College	Collegis
Cisco WebEx	Rasmussen College	Rasmussen College	Collegis
Adobe	Rasmussen College	Rasmussen College	Rasmussen College
Microsoft Dynamics (Solomon)	Rasmussen College	Rasmussen College	Rasmussen College
EZ Proxy	Rasmussen College	Rasmussen College	Rasmussen College
Sage FAS	Rasmussen College	Rasmussen College	Rasmussen College
BI360	Rasmussen College	Rasmussen College	Rasmussen College

39	IT Statement of Work #4

Microsoft Office 365	Rasmussen College	Rasmussen College	Collegis
Microsoft Core CAL	Rasmussen College	Rasmussen College	Collegis
Microsoft SQL CAL	Rasmussen College	Rasmussen College	Collegis
Microsoft Remote Desktop CAL	Rasmussen College	Rasmussen College	Collegis
Microsoft Visio	Rasmussen College	Rasmussen College	Collegis
Microsoft Project Professional	Rasmussen College	Rasmussen College	Collegis
Microsoft System Center	Rasmussen College	Rasmussen College	Collegis
Microsoft SQL Server	Rasmussen College	Rasmussen College	Collegis
Microsoft Lync	Rasmussen College	Rasmussen College	Collegis
Microsoft SharePoint	Rasmussen College	Rasmussen College	Collegis
Microsoft Exchange	Rasmussen College	Rasmussen College	Collegis
Microsoft IT Learning Academy	Rasmussen College	Rasmussen College	Collegis
CampusVue	Rasmussen College	Rasmussen College	Collegis
SalesForce	Rasmussen College	Rasmussen College	Collegis
NICE	Collegis	Collegis	Collegis
SchoolDocs	Rasmussen College	Rasmussen College	Collegis
Blackboard	Rasmussen College	Rasmussen College	Collegis
Engage	Rasmussen College	Rasmussen College	Collegis
Cisco WebEx	Rasmussen College	Rasmussen College	Collegis
Adobe	Rasmussen College	Rasmussen College	Rasmussen College
Microsoft Dynamics (Solomon)	Rasmussen College	Rasmussen College	Rasmussen College
EZ Proxy	Rasmussen College	Rasmussen College	Rasmussen College
Sage FAS	Rasmussen College	Rasmussen College	Rasmussen College
BI360	Rasmussen College	Rasmussen College	Rasmussen College

40	IT Statement of Work #4

EXHIBIT E

DISASTER RECOVERY
The purpose of Collegis’ disaster recovery program is to plan for continued data and application processing with minimal interruption of its client computer services due to partial or complete destruction of a data center facility (a “Disaster”). The disaster recovery program specifically applies to Rasmussen’s Blackboard Learning Management System (“LMS”) Platform and CampusVue Student Information System ("SIS") Platform.

1.DR Site. Collegis’ disaster recovery site (“DR Site”) is located at [***]. After implementation of the DR Site, Rasmussen and Collegis will meet to discuss requirements for disaster recovery services for additional applications.

2.The DR Site will include the following features:

a.The DR Site will be a [***]and [***].

b.Collegis will use a [***] method to ensure that production data will be at the DR Site within [***] hours. This solution will provide a [***] hour Recovery Point Objective (“RPO”) which is the maximum time period in which data might be lost in the event of a Disaster.

c.The server and storage infrastructure operating at the DR Site will provide sufficient capacity to operate at no less than [***] % of the compute performance as the production server and storage infrastructure.

3.In the event of a Disaster, traffic will be switched to the DR Site. Collegis will use commercially reasonable efforts to achieve the lowest time to restore the LMS and/or SIS Platforms (the “Recovery Time Objective” or “RTO”) possible given its systems at the time of the Disaster. Collegis and Rasmussen will mutually agree upon reasonable RTO timelines after testing is complete.

a.Backup/Recovery. Collegis’ backup/recovery program is designed to support both operational and disaster recovery. Collegis will backup all application data files, databases, and operational software daily. Collegis will retain full and periodic backups for a retention period of [***] days. Collegis will use standard or commercially available backup software and format.

b.Production Environment. The LMS and SIS Platforms operate in a production environment where hardware and network components are designed for redundancy and covered by 24x7 maintenance warranties with vendors.

c.Data Center. Collegis currently operates a production data center in the [***]. The production data center includes the following features:

41	IT Statement of Work #4

i.[***] for fire detection and a [***] for fire suppression.

ii.The building complex where the data center is located has [***].

iii.Computing and communications equipment and the office phone systems are connected to [***]. The data center has [***]. In the event of a power failure on the primary electrical feed, the [***] will keep the computing and communications system operational until [***]. In the unlikely event that [***] would keep the computing and communications systems running until the electrical generators become operational.

iv.[***]and [***] can be routed through [***].

v.[***].

d.Disaster Recovery Planning.

i.After the DR Site is live, Collegis will begin testing the recovery procedures for the LMS and SIS Platforms. The LMS and SIS Platforms will be recovered in the DR Site. Thereafter, recovery tests will be conducted at least annually to ensure the integrity and completeness of the procedures.

ii.In addition to establishing the DR Site, Collegis will develop a comprehensive disaster recovery plan (the “DR Plan”) and complete routine reviews and tests for all aspects of the plan. A disaster recovery team will meet on a regular basis to review and modify the plan to reflect changes in its processing environment. Collegis will enact a data center “disaster” test at least once a year. In each test, the LMS and SIS Platforms will be verified to confirm that all critical application processing elements are available and the data is current and consistent with applicable RPO and RTO requirements. The DR Plan will document the strategies, personnel procedures, and resources that will be used to respond to any long-term disruption to the LMS and SIS Platforms.

iii.In an area-wide situation encompassing the primary production data center location, failover to the backup DR Site will be initiated. In an area-wide situation encompassing the backup DR Site, all primary functions will remain unaffected with the exception of redundancy of the data in a separate location. Collegis’ remote staff will continue to support the environments as the team members are geographically disperse.

42	IT Statement of Work #4

4.Collegis will, upon request, provide summaries of the results of each test conducted in connection with the DR Plan.

5.Collegis reserves the right to replace and make material changes to the production data center, DR Site, DR Plan, and the disaster recovery services and features described in this Exhibit E at any time with prior notification to Rasmussen; provided, however, Collegis shall not make any changes that weaken, lessen, or reduce the scope of the disaster recovery services described in this Exhibit E in a manner that is likely to have a materially adverse effect on Collegis providing the LMS and SIS Platforms.

43	IT Statement of Work #4

SCHEDULES

SCHEDULE 1: Supported Locations, Products, and Technologies

Table 1: Central Office Locations

Office	Address	City	State	Zip
Chicago	1415 W. 22nd Street, Suite 400	Oak Brook	IL	60523
Orlando	385 Douglas Ave	Altamonte Springs	FL	32714
Twin Cities	8300 Norman Center Drive	Bloomington	MN	55437

Table 2: Campus Locations

Campus	Address	City	State	Zip
Appleton	3500 E. Destination Dr.	Appleton	WI	54915
Aurora	2363 Sequoia Dr.	Aurora	IL	60506
Blaine	3629 95th Avenue NE	Blaine	MN	55014
Bloomington	4400 West 78th Street	Bloomington	MN	55435
Brooklyn Park/Maple Grove	8301 93rd Avenue North	Brooklyn Park	MN	55445
Centro de Aprendizaje	3948 West 55th Street	Chicago	IL	60632
Eagan	3500 Federal Drive	Eagan	MN	55112
Fargo	4012 19th Avenue SW	Fargo	ND	58103
Fort Myers	9160 Forum Corporate Parkway	Fort Myers	FL	33905
Green Bay	904 South Taylor Street	Green Bay	WI	54303
Lake Elmo / Woodbury	8565 Eagle Point Circle	Lake Elmo	MN	55042
Land O'Lakes	18600 Fernview Street	Land O'Lakes	FL	34638
Mankato	1400 Madison Avenue	Mankato	MN	56001
Mokena / Tinley Park	8650 West Spring Lake Road	Mokena	IL	60448
Moorhead	1250 29th Avenue South	Moorhead	MN	56560
New Port Richey	8661 Citizens Drive	New Port Richey	FL	34654
Ocala - Nursing	1227 South West 17th Avenue	Ocala	FL	34471
Ocala - State Road 200	4755 SW 46th Ct.	Ocala	FL	34474
Overland Park	11600 College Blvd.	Overland Park	KS	66210
Rockford	6000 East State Street	Rockford	IL	61108
Romeoville / Joliet	1400 W. Normantown Road	Romeoville	IL	60446
St. Cloud	226 Park Avenue South	St. Cloud	MN	56301
Tampa / Brandon	4042 Park Oaks Blvd	Tampa	FL	33610
Topeka	620 SW Governor View	Topeka	KS	66606
Wausau	1101 Westwood Drive	Wausau	WI	54401

40	IT Statement of Work #4

PSC Supported Products

Table 3.1: Student Support

Application/Platform	Items Supported	Path of Escalation
Personal Computers
Best effort is used to provide assistance to students with computer issues if system is within minimum standard guidelines as defined by the LMS or course requirements. Actual hardware is not supported and referred to an external support organization.
Collegis Escalation – Central Office and Campus Support Services External Support – referral to outside source such as vendor support web sites or 3rd party support services.
Apple Computers
Best effort is used to provide assistance to students with computer issues if system is within minimum standard guidelines as defined by the LMS or course requirements. Actual hardware is not supported and referred to an external source.
Collegis Escalation – Central Office and Campus Support Services External Support – referral to outside source such as vendor support web sites or 3rd party support services.

41	IT Statement of Work #4

Mobile Hardware: Tablets, Phones; Chromebook Laptops
Best effort is used to provide assistance to students with computer issues if system is within minimum standard guidelines as defined by the LMS or course requirements. Actual hardware is not supported or is referred to an external source.
Collegis Escalation – Central Office and Campus Support Services External Support - referral to outside source such as vendor support web sites or 3rd party support services.
Operating Systems: Windows, Linux, Mac OSX Mobile Operating Systems: iOS, Android Web Browsers: Internet Explorer, Firefox, Chrome, Safari
OS version and Brower support follows manufacturer support policies. Browser support will align with application requirements. Best effort support is given on navigation and version update.

Virus removal, OS restores and other OS issues are not
Collegis Escalation – Central Office and Campus Support Services External Support – referral to outside source such as vendor support web sites or 3rd party support services.

42	IT Statement of Work #4

supported and referred to an external support source.
Learning Management Systems: Engage, Blackboard, Moodle
Assist with posting of assignments, file size management, navigation of classroom environment, troubleshooting of functionality.

Items not supported are: homework assistance, assignment tutoring and online research and are referred to the campus / professor.
Collegis Escalation – Learning Management Services Rasmussen Escalation –Course Development
Remote Learning Systems: Cisco WebEx	Assist with connection to live and archived classrooms. Support troubleshooting application compatibility and install issues.	Collegis functionality – Information Technology Services Rasmussen Escalation – Training and Development
Application Support: Enrollment Agreement Student Portal Student Email Adobe Products Microsoft Office Suite School of Software & Hardware Packages	Assist with download, install, utilization, and best effort of application functionality / troubleshooting.	Collegis Escalation – Information Technology Services External Support – referral to outside source such as vendor support web sites or 3rd party support services.

43	IT Statement of Work #4

Student Account Management:
Adobe Creative Cloud College Domain / Network Dreamspark / OntheHub FTP
Student Portal Student Email Library Resources LexisNexis
(eBooks) - Bookstore / VitalSource
Saint Student / FA Connect Hummingbird
CampusVue
Assist with login, account setup, password resets, and eBook issues.
Collegis Escalation – Central Office and Campus Support Services; Learning Management Services; Information Technology Services

External Support- referral to outside source such as vendor support web sites or 3rd party support services.

Rollover / After-Hours Campus & Central Reception Telephone coverage	Initial request documentation and transfer to requested party	Collegis Escalation – None

44	IT Statement of Work #4

Rasmussen Escalation – Campus, Central Reception
Campus: Financial Aid Admissions Academics Enrollment Library Services Learning Center
Initial request documentation and all site related issues.
Some instructor-student liaison assistance.

Actual financial information is not provided or supported and is referred to the Rasmussen Financial Aid group.
Collegis Escalation – None Rasmussen Escalation – Campus, Central Support Team

Table 3.2: Employee Support

Application/Platform	Items Supported	Path of Escalation
Employer assigned devices: Laptop, Desktop, Printer, Tablet, Smart Device, Projector, Phone
Initial request documentation. Preliminary troubleshooting and problem determination. Initial resolution attempt.
Rasmussen Facilities partners with Collegis on purchases and installs of projectors; Collegis provides limited troubleshooting on projector connections.
Collegis Escalation – Central Office and Campus Support Services
Operating Systems: Windows, Linux, Mac OSX Mobile Operating Systems: iOS, Android	Initial request documentation. Preliminary troubleshooting and problem determination. Initial resolution attempt.	Collegis Escalation – Central Office and Campus Support Services
Web Browsers: Internet Explorer, Firefox, Chrome, Safari

45	IT Statement of Work #4

Learning Management Systems: Engage, Blackboard Learn, Moodle	Assist with posting of assignments, file size management, navigation of classroom environment, troubleshooting of functionality, and content management.	Collegis Escalation– Learning Management Services Rasmussen Escalation– Central Office and Campus Support Services
Remote Learning Systems: Cisco WebEx, Campus Connect	Assist with connection to live and archived classrooms. Support	Collegis functionality – Information Technology Services

46	IT Statement of Work #4

	troubleshooting application compatibility and install issues. Assistance with administrative functionality.	Rasmussen Escalation – Training and Development
Application Support: Salesforce Class Enrollment Agreements Microsoft Office Suite Adobe Products CampusVue Citrix Metrics Reporting Site	Initial request documentation. Preliminary troubleshooting and problem determination. Initial resolution attempt.	Collegis Escalation –Information Technology Services
Account Management:	Assist with login, account	Collegis Escalation – Central
Adobe Creative Cloud	setup, and password resets.	Office and Campus Support
College Domain / Network		Services
Student/Faculty Portal
Email		External Support - referral to
Library Resources		outside source such as vendor
LexisNexis		support web sites or 3rd party
(eBooks) - Bookstore / Vital		support services.
Source
RasReady
Hummingbird
CampusVue
Salesforce
Saint Student / FA Connect
STEP

Table 3.3: Faculty Support

Application/Platform	Items Supported	Path of Escalation
Employer assigned devices: Laptop, Desktop, Printer, Tablet, Smart Device, Projector, Phone	Initial request documentation. Preliminary troubleshooting and problem determination. Initial resolution attempt.	Collegis Escalation – Central Office and Campus Support Services

47	IT Statement of Work #4

Operating Systems: Windows, Linux, Mac OSX Mobile Operating Systems: iOS, Android	Initial request documentation. Preliminary troubleshooting and problem determination. Initial resolution attempt.	Collegis Escalation – Central Office and Campus Support Services
Web Browsers:

48	IT Statement of Work #4

Internet Explorer, Firefox, Chrome, Safari
Learning Management Systems: Engage, Blackboard Learn, Moodle	Assist with posting of assignments, file size management, navigation of classroom environment, troubleshooting of functionality, and content management.	Collegis Escalation – Learning Management Services Rasmussen Escalation– Course Development
Remote Learning Systems: Cisco WebEx / Campus Connect	Assist with connection to live and archived classrooms. Support troubleshooting application compatibility and install issues. Assistance with administrative functionality.	Collegis Escalation – Information Technology Services Rasmussen – Training and Development
Application Support: Salesforce Class Enrollment Agreements Microsoft Office Suite Adobe Products CampusVue Citrix Metrics Reporting Site	Initial request documentation. Preliminary troubleshooting and problem determination. Initial resolution attempt.	Collegis Escalation – Central Office and Campus Support Services; Information Technology Services
Account Management:	Assist with login, account	Escalation – Central Office and
Adobe Creative Cloud	setup, and password resets.	Campus Support Services
College Domain / Network
Student/Faculty Portal		External Support – referral to
Email		outside source such as vendor
Library Resources		support web sites or 3rd party
LexisNexis		support services.
(eBooks) - Bookstore /
VitalSource
RasReady
CampusVue
STEP
Salesforce
Saint Student

Table 3.4: General Account Support

Application/Platform	Items Supported	Path of Escalation
Servers/Network	Initial request documentation. Preliminary	Collegis Escalation – Information Technology Services

49	IT Statement of Work #4

troubleshooting and problem determination. Initial resolution attempt.
Server Application	Initial request documentation. Preliminary troubleshooting and problem determination. Initial resolution attempt.	Collegis Escalation – Information Technology Services

Table 3.5: Personal Support Center Contact Information

Type	Telephone Number	eMail
Student	[***]	[***]
Employee	[***]	[***]
VIP Hotline	[***]
Supported Office Products Table 4.1: Hardware

Product	Versions
Personal Computers	•Lenovo T, W and x1 Series Laptops •Lenovo M Series Desktops
Personal Computer Operating Systems	•Windows •Mac/OSX
Printers / Copiers	•HP •Ricoh •Sharp

Table 4.2: Conference Room Hardware

Video Conferencing Cameras	Cisco Telepresence cameras
Displays	Projectors and monitors will be supported on a limited basis as hardware failures may require equipment replacement.

Table 4.3: Software Products

Laptops	Desktops
Windows	Windows
.NET Framework	.NET Framework

50	IT Statement of Work #4

Adobe Flash	Adobe Flash
Adobe Acrobat Reader	Adobe Acrobat Reader
Internet Explorer	Internet Explorer
Mozilla Firefox	Mozilla Firefox
Google Chrome
Java	Java
MS Office	MS Office
Microsoft Silverlight	Microsoft Silverlight
Cisco VPN Client
Lenovo Software	Lenovo Software (for Lenovo desktops)
WebEx Meeting Center	WebEx Meeting Center
WebEx ARF Player	WebEx ARF Player

Table 4.4: Voice Products

Cisco Handsets	Two button phone – standard model deployed to staff
Six button phone – standard model for administrative assistants
Side car for six button phone (12 buttons, max 2 side cars) deployed to front office administrative assistants
Conference phone, includes microphone kit
Cordless phone, includes extra battery, base stand – upon request may be deployed to administration assistants
Headsets	Plantronics models compliant with Cisco Call Manager

Table 4.5: Video Conferencing

Software
Cisco WebEx
Cisco Telepresence

51	IT Statement of Work #4

SCHEDULE 2: Service Metrics

Table 1: Support Center Baseline Service Metrics

Service	Quantity
Average calls per month	[***]
Average emails per month	[***]
Average chats per month	[***]
Average handle time (min) – Calls	[***]
Average handle time (min) – Chats	[***]
Maximum Contacts per day	[***]
Average Contacts per Enrollment per year	[***]

Table 2: Central Office Support Baseline Service Metrics

Service	Quantity*
Average cases per month	[***]
Maximum cases per month	[***]
Average cases per month per employee	[***]
* The change to a new ticketing system may impact the quantity of tickets assigned to Rasmussen.

Table 3: Student Relationship Management Baseline Service Metrics

Service	Quantity
Average cases per month	[***]
Maximum cases per month	[***]
Average Handle Time per case	[***] days

Table 4: LMS Course Production Service Metrics

Service	Definition	Metric
Total Course Production	Sum of all courses produced and prepared in a given reporting period	All courses produced and prepared in a given reporting period
New/Redeveloped Courses	Number of courses newly produced or redeveloped during a given reporting period	Courses requiring > [***] % of content updates in addition to term preparation
Updated Courses	Number of courses refreshed or updated during a given reporting period	Courses requiring [***] % of content updates in addition to term preparation

52	IT Statement of Work #4

Prepared Courses	Number of courses prepared for use but not requiring content updates	Courses requiring term preparation only

SCHEDULE 3: LMS Systems

Type	Product	Purpose
LMS	Engage	Learning management platform.
LMS	MyCourseLabs	Competency based learning platform based on Moodle and used by the self-directed program. Houses self-paced courses and awards badges based upon proven competency.
LMS	Blackboard Learn	Learning management platform.
LMS	Moodle	Learning management platform for competency based courses.
SIS	CampusVue	Student Information System designed to maintain student records pertaining to enrollment history, attendance, financial transactions, contact information, etc.
SIS Document Management	SchoolDocs	Document management and tracking solution.
SRM	Salesforce	Student Relationship Management system including a suite of integrated applications.
Kaltura	Kaltura MediaCenter	Streaming video server.
MediaSpace	Kaltura MediaSpace	Social video and media portal.

53	IT Statement of Work #4

Ft Myers Rollover	866-940-9075
Green Bay	888-201-9144
Green Bay Rollover	866-940-9062
Kindercare Education Advisors	855-297-2939
Lake Elmo	888-813-2358
Lake Elmo Rollover	866-940-9066
MAITLAND MAIN #	866-211-4042
Mankato	800-657-6767
Mankato Rollover	866-940-9068
Mokena Campus	866-544-1788
Moorhead Campus	866-562-2758
Moorhead Rollover	866-940-9061
New Port Richey Campus	877-593-2783
Nursing Toll Free ([***] Lutchen)	866-319-8961
Ocala Campus	877-270-9984
Ocala Rollover	866-940-9064
Overland Park Campus	877-791-7180
Pasco Rollover	866-940-9072
PSC 15K Degree Hotline ([***])	855-456-8756
Ras OL - Tech n Design - All (ORL)	888-851-2372
Ras OL - Tech n Design - [***] Group (ORL)	866-967-7039
Ras OL School of Business - All (ORL)	866-544-1794
Ras OL School of Business - [***] group (ORL)	866-967-7040
Ras OL School of Education	877-820-0575
Ras OL School of Justice Studies - [***] group (MN)	866-967-7041
Ras OL School of Nursing - [***] group (MN)	877-308-9946
Ras OL Student Services (MN)	866-425-3378
Ras Online Florida	866-932-3347
Rasmussen Collections - Rings to [***]	855-456-8759
Rasmussen Collections - Rings to [***]	855-456-8758
Rasmussen Collections - Rings to [***]	855-456-8760
Rasmussen Collections - Student Accounts	855-270-9603
Rasmussen College - Centralized Admissions	866-967-7042
Rasmussen College - FA Support Team 1	866-789-5601
Rasmussen College - FA Support Team 2	844-375-0113
Rasmussen College - FA Support Team 3	855-270-0885
Rasmussen College - FA Support Team 4	844-375-0114
Rasmussen College -Student Accounts (In School Accounts Receivable)	844-558-1160

54	IT Statement of Work #4

Rasmussen College -Student Accounts (Out of School Accounts Receivable)	866-491-2203
Rasmussen Graduate Initiative	877-307-5893
Rasmussen Media Relations	866-257-8253
Rasmussen National Online	866-847-5162
Rasmussen Records Active Team Fax	855-668-1623
Rasmussen Records Entrance Team Fax	877-307-5894
Rasmussen Records Exit Team Fax	877-308-9602
Rasmussen SFS Military Specialists	866-245-9627
Rasmussen Support Center	866-693-2211
RCO TCO Bachelor Completer Advising ([***])	855-275-1093
RCO TCO Student Services	866-758-7656
Reserved for Wimba (Rasco 2 Live)	877-497-5916
Reserved for Wimba (Rasco Live)	877-497-5915
Rings to [***]	866-586-3243
Rings to [***]	866-341-1233
Rockford	877-533-5825
Rockford Rollover	866-940-9067
Romeoville	866-967-7045
[***]in Bloomington Admissions (set for Nursing Call Handler)	866-319-8954
St Cloud	800-852-0460
St Cloud Rollover	866-940-9065
Student Emergency Hotline (Disaster Recovery)	866-547-4803
Student Engagement - Paid Search Call-in - [***] Request	855-270-0884
Student Engagement (Corporate Inquiry | [***])	855-275-1098
Student Engagement Twin Cities - Central Calling Team	877-308-9939
Student Engagement Twin Cities - Click to Chat Team	877-307-4920
Student Loan Management Team Survey Line ([***])	855-725-7616
Support Center	866-224-6722
Temp used for Ras Collections - Rings DID 3084	844-559-4802
Temp used for Ras Collections - Rings DID 3809	844-559-4801
Temp used for Ras Collections - Rings DID 3822	844-559-4803
Temp used for Ras Collections - Rings DNIS 1196	844-559-4804
Tier 2 Support PSC	877-497-5917
Two MarketPointe Rollover	866-940-9070
Vantage Marketplace - [***] Request (00845039)	855-270-0776
Wausau CDA Prep Program	866-295-3110
Wausua Campus	877-265-3205

55	IT Statement of Work #4

Rasmussen Professional Certificate Admissions	833-725-1353

Table 4: E-Fax

Legacy Name	Toll Free Number
RCO FL Student Affairs - Compliance Fax	877-265-3204
Romeoville FA Fax	877-791-7184
[***] Fax	877-820-0574
Fort Myers - School of Edu Fax	877-820-0578
[***] | Student Finance Officer Fax	877-820-0579
Manager of Employee Recruitment Fax	855-275-1081
RCO TCO Student Finance Officers Fax (Twin Cities)	855-275-1085
Nursing Files Fax	855-275-1096
RCO TCO Justice Studies Internship	855-275-1097
LE/W Fin Aid Fax	855-275-1099
Faculty Records Fax ([***])	855-456-8754
Faculty Records Fax ([***])	855-456-8755
[***]/Partnership Director LEW Fax	855-456-8761
ECE Externship Fax (Ras OL)	866-852-1199
BP Admissions Fax	866-847-0685
Bloomington Campus Financial Aid Fax	866-847-1729
BP FA Fax	866-909-2200
RCO TCO Admissions Fax	866-789-5609
Lake Elmo Admissions Fax	866-967-7043
RCO TCO Student Services	866-544-1790
Extern Students submittable time sheets - Brooklyn park	866-717-6380
BP Advisors	866-621-1856
Rasmussen Records Active Team Fax	855-668-1623
TCO AcceleratED - Student Services	877-307-4914
Academic Recruiter	877-307-4921
Default Management Team Fax Distribution	877-307-5869
Rasmussen Records Entrance Team Fax	877-307-5894
Rasmussen Records Exit Team Fax	877-308-9602
[***] Fax (HR)	877-308-9938
[***] Fax (HIT Program Coordinator, Twin Cities)	877-497-5918
Student Loan Management Fax (Twin Cities) [No Longer in Use- 00591612]	877-497-5919
RCO TCO Student Finance Advisors (MN)	866-297-0229
Background Checks Fax ([***]- IL)	855-297-2943
Romeoville Admissions Fax	815-306-2603

56	IT Statement of Work #4

Romeoville Nursing Fax	815-306-2604
952-230-3006
952-230-3007
[***] Fax	952-230-3008
Bloomington Advising Team Fax	952-230-3096
[***] Rasmussen Edu [***] echo Fax	815-534-3301
[***] Fax	630-888-3509
[***] Fax	813-435-3526
Aurora Admissions	630-888-3596
Aurora Financial Services	630-888-3597
Land O Lakes Admissions	813-435-3654
[***] Fax (Ras Academic Recruiter - MTL)	407-635-8281
[***] Fax	407-667-4412
[***] Fax	407-667-4462
Vacant	407-667-4475
BP - PTA Students Timesheets	763-496-4502
[***] Fax	763-496-4509
New Port Richey Fin Aid Fax	727-846-4996
Maitland - Ras Fax	407-618-5301
Orlando HR Fax	407-618-5338
LE/W KU Partnership Fax	651-259-6693
Mankato Reception Fax	507-385-6805
Mankato Fin Aid Fax	507-385-6890
Mankato Admissions Fax	507-385-6891
Alvin Daniels ( DOA)	785-228-7377
St Cloud Timesheets Fax	320-223-7580
Overland Park Admissions	913-491-7895
Overland Park Financial Aid	913-491-7896
Fax	715-841-8002
Eagan CSA Fax	651-259-8113
[***] Fax	352-291-8510
Ocala Efax	352-291-8586
HR Fax	630-366-2803
Accounts Payable	630-366-2861
[***] Fax	630-528-3111
[***] Fax	630-528-3112
Orlando Online FA Fax	877-791-7178
RCO AcceleratED FA Fax Line	877-820-0577
Human Capital Coordinator Chicago ([***])	855-508-8457
Florida Campuses Early Childhood Education Timesheet Fax	855-456-8753
Program Coordinator Fax ([***])	866-789-5610

57	IT Statement of Work #4

Early Childhood Education Program Coordinator Fax ([***])	866-758-7660
RCO Learning Center Management Fax	866-789-5603
RCO TCO Career Services Advisors Fax	866-544-1792
KUCEU Fax Line ([***])	866-717-6369
Knowledge Universe - Lake Elmo KU Advisor Fax	866-508-4349
RCO Orlando Fax	866-373-0365
Surg Tech Program Coordinator Fax	855-297-2941
Fort Myers Financial Services Fax	239-477-2196
Travel desk Fax	630-528-3110
[***] Fax	630-366-2802
[***] Fax	630-366-2806
Rasmussen Compliance Fax	952-230-5095
[***] Fax	407-618-5413
[***] (Director)	785-228-7376
Topeka Admissions Fax	785-228-7378
Tampa Brandon Admissions Fax	813-246-7691
[***] Fax	813-246-7697
Eagan Admission Fax Line	651-259-8104
Ocala Transcripts Fax	352-291-8575
Ocala Advisors Fax	352-291-8505

Table 5: Circuits

Location	Type	Size
Campus	MPLS	[***] MB, [***] Mb, [***] MB (Primary)
Campus	MPLS	Varies based upon locations Internet provider (Backup)
Campuses with Campus Connect	MPLS	[***] MB or [***] MB (Primary)
Campus Backup Circuit	Internet	Bandwidth varies based on local provider availability
Central Office	MPLS	[***] MB (Primary)
Central Office	MPLS	[***] MB (Backup)
Data Center	MPLS	[***]GB (Primary)
Data Center	Internet	[***]GB

58	IT Statement of Work #4

SCHEDULE 5: Learning Management System Services

Table 1: LMS Databases

	Engage	MyCourseLabs
Ready (ras_moodle_rdy)	Ras_moodle_production	Rascomp moodle production
ProCerts (rcpc_moodle_production)	Ras_mahara_production
Trn_moodle_production
Trn_mahara_production

Table 2: Data Storage Capacity

Application	Storage (GB)
Engage	[***]
MyCourseLabs	[***]
Ready	[***]
ProCerts	[***]
Blackboard Learn	[***]

Table 3: LMS/SIS Integrations

SIS	LMS	URL	Table
CampusVue	Engage	https://engage.rasmussen.edu
	Ready	https://ready.rasmussen.edu/
	MyCourseLabs	https://rasmussen.mycourselabs.com
	Blackboard Learn	https://learning.rasmussen.edu/

Table 4: LMS Courses incorporating Kaltura MediaSpace

Course Number	Course Description
B271	Professional Communication (also includes B271 6 week mid-start and B271C AcceleratED)
G227	Oral Communication
HI420	Health Information Management Professional Practice Experience
NUR3177	Health Assessment
NUR3418	Introduction to Alternative and Complimentary Therapies
G171/COM1388	Communicating in Your Profession

59	IT Statement of Work #4

G271/COM1388	Communicating in Your Profession

Table 5: Third Party LMS Integrations

Company/Name VitalSource	LMS Learn	Type LTI	Nugget/Block Name VitalSource eTexts	URL https://bc.vitalsource.com/books/param
McGraw-Hill	Learn	LTI	MH Campus	https://aairs.tegrity.com/Service/RedirectCMSLink.aspx
Flatworld Knowledge	Learn	LTI	FWK eTextbooks	http://catalog.flatworldknowledge.com/book/view
Toolwire	Learn	LTI	Toolwire	https://lti.toolwire.com/launch.jsp
	Learn	LTI	MOAC Labs	https://moac.microsoftlabsonline.com/MslConnection/AuthLTI/
	Learn	LTI	TestOut	http://www.testout.com/orbispartner/basiclti.aspx
	Learn	LTI	ApprenNet	https://www.apprennet.com/lti-launch
	Learn	LTI	LibApps	https://rasmussen.libapps.com/libapps/lti_launch_manual.php
Brainfuse	Learn	LTI	Tutoring	https://landing.brainfuse.com/index.asp
	Learn	LTI	AutoLibApps	https://rasmussen.libapps.com/libapps/lti_launch_automagic.php?id=5839
	Learn	LTI	YouSeeU	https://steamboat.youseeu.com/lti/hyt886rc/lti_connect.php
eXplorance	Learn	B2	bbtasks	https://rasmussen.bluera.com/RasmussenBPI/
McGraw-Hill	Learn	B2	MH Connect & Create	http://connect.mheducation.com/
Respondus	Learn	B2	Respondus Lockdown Browser	http://respondus.com/
Flatworld Knowledge	Engage	LTI	FWK eText	http://catalog.flatworldknowledge.com/book/view
InTheTelling	Engage	LTI	InTheTelling	https://collegiseducation.inthetelling.com/auth/lti
VitalSource	Engage	LTI	VitalSource eTexts	https://bc.vitalsource.com/books/param
Brainfuse	Engage	LTI	Tutoring	https://landing.brainfuse.com/index.asp
Sophia	MyCou rseLabs	LTI	Sophia	https://api.sophia.org/auth/lti
VitalSource	MyCou rseLabs	LTI	VitalSource eTexts	https://bc.vitalsource.com/books/param
InTheTelling	MyCou rseLabs	LTI	InTheTelling	https://collegiseducation.inthetelling.com/auth/lti
Garage Games	MyCou rseLabs	LTI	InteractiveMCL	https://interactive.mycourselabs.com/exercises/launch
TaskStream	MyCou rseLabs	LTI	Taskstream	https://w.taskstream.com/SingleSignOn2/ContentEntryPoint/uxhnhyhthu
Brainfuse	MyCou rseLabs	LTI	Tutoring	https://landing.brainfuse.com/index.asp
Flatworld Knowledge	MyCou rseLabs	LTI	FWK eTexts	https://catalog.flatworldknowledge.com/book/view
Brainfuse	Ready	LTI	Brainfuse/Tutoring	https://landing.brainfuse.com/index.asp
PayPal	RCPC	API	N/A	PayPal.com
InTheTelling	RCPC	LTI	InTheTelling	https://collegiseducation.inthetelling.com/auth/lti
VitalSource	RCPC	LTI	VitalSource eTexts	https://bc.vitalsource.com/books/param

60	IT Statement of Work #4

SCHEDULE 6: Support Center Service Reports

Table 1: Monthly Executive Reports

Content	Frequency
Monthly totals for contacts and cases, average resolution time, average speed of answer (ASA)	By the 15th day of the month
Monthly averages for case response time and time to resolve, measured against guidelines, totals for opened cases, 13 month historical trends	By the 15th business day of the month
Monthly LMS course production (summarized by quarter terms, e.g., current reflects quarter to date), number of courses prepared, updated, new/redeveloped and media build	By the 15th business day of the month
Availability dashboard with summary of the month’s service outages, performance degradation, and scheduled maintenance	By the 15th business day of the month
Monthly Service Availability Baseline performance reporting for LMS, Marketing Websites, and Email	By the 15th business day of the month
Monthly percent first call resolution data by campus	By the 15th business day of the month
Ad hoc monthly reporting to identify potentially actionable differences between campuses and student, faculty, and staff case generation volume	By the 15th business day of the month

61	IT Statement of Work #4

SCHEDULE 7: Service Change Order

SERVICE CHANGE ORDER
Service Change Order No.:	Effective Date of Change Order:
Change Order Title/Project Name:	Requestor:
Master Agreement: Second Amended and Restated Information Technology Services Agreement dated October 1, 2015
This SERVICE CHANGE ORDER (“Change Order”), made effective as of the Effective Date of Change Order set forth above, is to Statement of Work #3 by and between Collegis, LLC (“Collegis”) and Rasmussen College, Inc., a Public Benefit Corporation (“Rasmussen”) dated October 1, 2016 (“SOW”). Except as modified or supplemented hereby, the terms of the SOW shall remain in full force and effect, unchanged hereby. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the

Description of the Project and/or Change: (Include scope of the change and/or project, deliverables, roles and responsibilities, and dependencies.)
Price Revision: (Insert additional fees (including one-time and recurring costs), financial responsibilities of both parties, and payment due dates.)

IN WITNESS WHEREOF, the parties hereto have executed this Change Order in the manner and form sufficient to bind them on the day and year written after the execution by their respective parties.

COLLEGIS, LLC	RASMUSSEN COLLEGE, INC., A PUBLIC BENEFIT CORPORATION
By: _	By: _
Name:	Name:
Title:	Title:
Date:	Date:

62	IT Statement of Work #4

SCHEDULE 8: Project Governance Process

[***]

63	IT Statement of Work #4

SCHEDULE 9: Case Escalation Guidelines

Case Guidelines for Issues
Priority	Response	Resolution
Urgent	[***] Minutes	[***] Business Hours
High	[***] Business Hours	[***] Business Hours
Medium	[***] Day	[***] Days
Low	[***] Days	[***] Week

Case Guidelines for Requests
Priority	Response	Resolution
Urgent	[***] Hour	[***] Day
High	[***] Day	[***] Days
Medium	[***] Days	[***] Days
Low	[***] Days	[***] Days

64	IT Statement of Work #4

SCHEDULE 10: Applications

Table 1: Third Party Applications Supported by Collegis
1.Student Information System (“SIS”) Services. The SIS is a fully integrated, administrative e-Learning platform that unifies services, academic delivery, administrative management, and reporting. It allows students to apply for different degree programs, pay associated application fees, and is utilized as a repository for student data. Collegis will provide Rasmussen with administration and support services for the SIS defined in Schedule 3.
2.SIS Portal (Student Account Center and Faculty). The CampusVue faculty/student portal is an online interface within the SIS academic database that allows faculty to view courses they are assigned to teach, view students registered in their courses, enter attendance and grades for students registered in their courses, and view student information such as address, schedule, and degree audits. Students have the ability to view their academic record and make requests to the campus staff. Support for the SIS portal includes providing configuration, troubleshooting portal availability issues, and providing testing support.

3.Enterprise Document Management. SchoolDocs gives the ability for staff to upload documents through CampusVue or SchoolDocs which are stored electronically. It allows staff to run reports on documents that have been loaded or missing. Support includes setting up new documents and upgrades to the system.
4.Student Relationship Management (“SRM”). SRM, as defined in Schedule 3, is a suite of integrated applications that enables Marketing to track and report on prospective students and supports enrollments and other areas of the student live as described below:

a.Enrollment Agreement (“EA”). The EA application is the student facing EA for Knowledge Universe/CDA students. It conditionally presents contractual information, based on program, school of, and state of residence, for the student to review and electronically sign. Data from the student’s completed EA is automatically distributed to various parties during the process.

b.Career Services. The Career Services application tracks data related to the employment of Rasmussen graduates and is leveraged for most of the reporting for the career services team.

c.Integrations.
i.Faculty Management & Career Services/SIS Integrations. Collegis will manage the day-to-day technical operations of the current integrations between the Faculty Management and Career services and SIS systems. Changes to existing processes will be subject to the Service Change Process.
ii.Data Mart. The Data Mart integration extracts enrollment, admissions and marketing data from SIS and loads into the Data Mart nightly. The Data Mart integration loads a portion of SIS data from the Data Mart into Salesforce.

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iii.SmarterMeasure.    The SmarterMeasure integration is used to create SmarterMeasure accounts and loads assessment data into CampusVue nightly.
iv.DocuSign.    The DocuSign integration enables electronic signatures by faculty Career Services, Financial Aid, and Admissions.
5.Faculty Management. The Faculty Management application administers HR functions related to faculty, including credential tracking, scheduling data, contracts, annual reviews, and personal information. The application is also used for performance management, including professional development and faculty observations.
6.Centralized Course Tracking Database. The Centralized Course Database is an application that runs on the Salesforce (SRM) platform that allows Rasmussen employees a central location to manage course information. The LMS pushes data into SRM and files are provided by SIS system which are loaded and correlate with LMS information. This allows management of programs, versions, resources and allows changes to courses to be requested through a custom webform.

7.SharePoint. SharePoint is a Microsoft web application platform that provides central storage and collaboration space for documents, information, and ideas. A SharePoint site helps teams share information, work together, coordinate projects/calendars/schedules, discuss ideas, review documents or proposals, and keep in touch with other people. Support for SharePoint involves managing the SharePoint farm, configuration, site generation, governance, site design and maintenance, and training. Site generations are subject to the Project and Portfolio Governance Process.

8.Saint Student. Saint Student is a custom integration into the Global application that allows students to use single sign-on from the Student Portal into the Global system and allows students to start their financial aid application process.

9.Saint Director. Saint Director is a desktop-based application installed on financial aid advisors’ computers that serves as a knowledge base of information to provide insight into answering financial aid related questions from students. Application updates will be installed via automated software install packages, as required.

10.WebEx. Provides on-demand collaboration, online meeting, web conferencing and video conferencing applications. WebEx is a cloud hosted system supported by the vendor, Cisco. Collegis provides administrative support and partners with Cisco to resolve technical issues.
Table 2: Custom Applications Supported by Collegis
1.Active Directory Sync Tool. The Active Directory Sync Tool is a module/subroutine that queries and pulls updates to Active Directory, which allows students access to the Student Portal and other applications through single sign-on. The Active Directory Sync Tool runs twice daily.

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2.Rasmussen Ready. Rasmussen Ready (ready.rasmussen.edu) is a Moodle site used by Rasmussen as a placement tool for prospective students. Any adjustments to this site or the materials within may be subject to the Service Change Process.
3.ChipsNet. ChipsNet is an employee intranet that provides access to information from each department and campus. ChipsNet is scheduled to be decommissioned. New functionality is requested through the Service Change Process. Support for this application involves maintenance of the New Hire Form and Project Request Form, maintenance of security information for department and campus pages, and log in/access management.
4.Form Data. Form Data is a web form that accepts student leads and has no dependencies on any other application. It requires a connection to a web server/SQL server.
5.Lead Handler. Lead Handler is a custom .NET windows service that takes Rasmussen student leads from Lead Router and sends them to the Rasmussen SRM for processing. Support for Lead Handler includes adding new fields and investigating errors or issues. Requests to add fields to the Lead Router will require changes to the Lead Handler, which may be considered custom work and are subject to the Service Change Process.
6.Lead Router. Lead Router is a custom solution created using .net console application with a SQL server back end. Lead Router assigns leads to program managers and passes other information embedded within the lead data set. The lead router is used by Rasmussen to process leads based on rules and assignments. Lead Router is a shared application coded to prevent any cross contamination. Support for the Lead Router involves creating user entries for program managers (“PM”) for each campus, creating rules, assigning a PM, and researching routing issues with leads. Requests to add functionality or fields may be considered custom work and subject to the Service Change Process.
7.MailboxETL and WebDav. MailboxETL is a .NET application that reads Microsoft Exchange Server 2007, or newer, emails generated by Lead Router, parses the message, and uploads to Lead Handler. MailboxETL uses advanced logging through Windows Event Tracing to provide an Event Trace Log file that reflects data received and added to the database. WebDav (webdav.exe) is a .NET application that provides the same functionality as MailboxETL without the error logging. Support for MailboxETL and WebDav involves troubleshooting connectivity issues as well as incoming/outgoing data issues.
8.RasID. RasID is a web service called from Lead Handler to provide a unique identifier for leads.
9.Name Parser. Name Parser is a service called from RasID which verifies reasonability of inquiries’ first and last names and removes prefixes and suffixes prior to RasID assigning a unique ID.
10.Cashnet. The Cashnet integration extracts financial aid data from the SIS and is used to populate a student’s information on the Student Portal and allows the student to single sign on to the Cashnet platform to make payments.

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11.Student Portal. Student Portal is a centralized application that provides information to students and staff across multiple campuses. It provides single sign-on links to other applications both internal and external. Single sign-on is used when available. Student Portal contains vital student resources like the Resource Center and the PSC. Student Portal also provides the ability for content managers to make specific updates to the portal information. Additional support activities for Student Portal include creation of new pages, code updates, and access management. Requests for new functionality (e.g., code and design) are subject to the Service Change Process.

12.Schedule Confirmation. Schedule Confirmation is a custom application that provides the ability for students to gain access to approve/reject their proposed schedules for standard and flex choice courses offered by Rasmussen. It allows students to process book orders, scrubs, and other materials. A dashboard capability is also provided for super users to monitor the number of approved/rejected/unconfirmed schedules. It allows super users to open and close schedules and manage bookstore orders. Super users have the capability to approve/reject schedules on behalf of students.

13.Student CRE. Student CRE is a custom application that allows students to submit expenses incurred as part of their course. Students are able to upload receipts into the system that are reviewed and approved for reimbursement by Rasmussen finance. School of Health Studies, School of Technology, School of Design and School of Justice studies leverage this application.

14.RAS Connect. RAS connect is a SharePoint based portal that allows Rasmussen faculty and staff a centralized location to communicate news and information about the college.

15.Self Service New Hire IT Onboarding. New hire intake application used to submit requests for onboarding new employees that integrations with the various teams for granting access to applications, facilities access, and requesting computer hardware.

16.Self Service Separation. The employee off boarding process managed through an intake form called “PSC Terms” which integrates with IT and HR processes.

Table 3: Applications with Minimal to No Support by Collegis
1.EZProxy. EZProxy is a web application that uses single sign-on to authenticate users to give them access to restricted library resources. Once users are authenticated, the EZProxy server sends out a URL for the library resource and connects the user to the resource. Each unique user ID is based on the student’s college.
2.Solomon/Financial Services. Hosting and user account administration are provided by Collegis. Support provided by Collegis, including assisting support vendor activities, will be allocated to Block Time. Collegis will provide support to the Rasmussen Finance department to unlock sessions and provide support for the Custom Import solution for Concur Exports and Custom Import solution for Vendor Exports. The following applications are supported by a third party vendor contracted by Rasmussen. All support requests for the following should be submitted directly to the third party:

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a.Solomon (Microsoft Dynamics 2011)
b.Microsoft FRx
c.Sage FAS 100 Fixed Assets
d.Dynamics 2011 plugins
e.Crystal Reports
f.BI360
3.Referral Pages. Rasmussen “referral” sites used by staff to refer people to Rasmussen.

4.Library Sites. Sites include libguides (http://guides.rasmussen.edu/) and other sites that the Rasmussen librarians set up.

5.Real Estate/Facilities Applications. Hosting and user account administration are provided by Collegis for the following applications. Support provided by Collegis, including assisting support vendor activities, will be allocated to Block Time.

a.Nlight software
b.Salto system and software
c.Security cameras, including the following software:
i.Truvision Navigator 4.0
ii.Nemon 2
iii.CMS
iv.GE Nav 3.1
v.EverFocus
d.HVAC controls, including the following software:
i.ProLon Focus
ii.KMC Controls
iii.Schneider Electric
iv.Trane Web Ops
v.Metasys-Johnson Controls
vi.Alerton Controls
vii.Carrier I-VU
e.Digital signage computers/resets etc.
f.Smart Board software maintenance
g.Projectors: Rasmussen Facilities finds, purchases, and installs projectors; Collegis only provides limited troubleshooting on projector connections.

6.Blackboard Analytics for Learn. Reporting application dedicated to Blackboard Learn data. The product does not integrate with 3rd party LMS systems such as Engage. Blackboard provides primary support with Collegis assisting where needed.

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